UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Omega Healthcare Investors, Inc.

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OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 7, 2019

To our Stockholders:
The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Company’s principal executive offices at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, on Friday, June 7, 2019, at 10:00 A.M. EDT, for the following purposes:
1.
To elect eight members to Omega’s Board of Directors;

2.
To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2019;

3.
To hold an advisory vote on executive compensation;

4.
To approve the Omega Healthcare Investors, Inc. Employee Stock Purchase Plan; and

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Kapila K. Anand, Norman R. Bobins, Craig R. Callen, Barbara B. Hill, Edward Lowenthal, C. Taylor Pickett, Stephen D. Plavin and Burke W. Whitman. Ben W. Perks will retire from the Board of Directors at the completion of the Annual Meeting and is not standing for re-election. Each of the director nominees presently serves as a director of Omega.
Our Board of Directors has fixed the close of business on April 15, 2019 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.
On or about May 3, 2019, we will first mail to our stockholders our 2019 Proxy Statement and Annual Report to Stockholders for fiscal year 2018.
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor (iii) FOR the approval of the Company’s executive compensation in an advisory vote and (iv) FOR the approval of the Employee Stock Purchase Plan, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.
By order of Omega’s Board of Directors,
C. Taylor Pickett
April 24, 2019
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please vote by using the Internet website or toll-free telephone number shown on the proxy card, or completing, signing, dating and mailing the proxy card promptly in the enclosed envelope. It is important that you return the proxy card or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

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OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 7, 2019
The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (the “Annual Meeting”) to be held at the Company’s principal executive offices at 303 International Circle, Suite 200, Hunt Valley, Maryland, at 10:00 A.M. EDT on June 7, 2019, and any adjournments or postponements of the meeting.
This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2018, which includes our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2019, are available electronically at www.proxyvote.com or www.omegahealthcare.com.
RECORD DATE
Our Board of Directors has fixed April 15, 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 207,021,096 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote. As of the record date, our directors and executive officers beneficially owned 0.65% of the shares of our common stock.
QUORUM AND VOTING
Quorum
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.
Voting
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. We urge stockholders to vote promptly either by:
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Online Internet Voting:   Go to www.proxyvote.com and follow the instructions

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By Telephone:   Call toll-free 1-800-690-6903 and follow the instructions

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By Mail:   Complete, sign, date and return your proxy card in the enclosed envelope

If your shares are held in “street name,” the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.
If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.
Ability to Revoke Proxies
A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.
The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

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Beneficial Owner  — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Each stockholder should instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2019, but not with respect to any other matter to be presented at the Annual Meeting.
VOTES REQUIRED
Election of Directors
You may vote “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors. Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of the votes cast “FOR” a director exceeds the number of votes “WITHHELD.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Ratification of Selection of Ernst & Young LLP as Our Independent Auditor
The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2019 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Advisory Vote on Executive Compensation
The approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote on executive compensation is not binding on the Board of Directors or the Company. Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.
Approval of Employee Stock Purchase Plan
The approval of the Employee Stock Purchase Plan will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees
Our Board of Directors currently consists of nine directors. Mr. Ben W. Perks will retire as a member of the Board upon the completion of his current term as a director as of the Annual Meeting in accordance with our director retirement policy. The Company is grateful to Mr. Perks for his service on the Board since the Company’s acquisition of Aviv REIT, Inc. in 2015.
Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Kapila K. Anand, Norman R. Bobins, Craig R. Callen, Barbara B. Hill, Edward Lowenthal, C. Taylor Pickett, Stephen D. Plavin and Burke W. Whitman for re-election as directors. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2020 Annual Meeting or until their respective successors have been duly elected and qualified.
If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.
Information about each director nominee is set forth below.
Director (age as of March 1, 2019)	Year First Became a Director	Business Experience During Past 5 Years
Craig R. Callen (63)	2013
Mr. Callen brings to the Omega Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry. Mr. Callen was a Senior Advisor at Crestview Partners, a private equity firm, from 2009 through 2016. Mr. Callen retired as Senior Vice President of Strategic Planning and Business Development for Aetna Inc., where he also served as a member of the Executive Committee from 2004-2007. In his role at Aetna, Mr. Callen reported directly to the Chairman and CEO and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. Prior to joining Aetna in 2004, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse and co-head of Health Care Investment Banking at Donaldson Lufkin & Jenrette. During his 20 year career as an investment banker in the healthcare practice, Mr. Callen successfully completed over 100 transactions for clients and contributed as an advisor to the boards of directors and managements of many of the leading healthcare companies in the U.S. Mr. Callen has served as a director of HMS Holdings Corp. (NYSE: HMSY) (healthcare cost containment services) since October 2013. Mr. Callen also serves as a director of Classical Homes Preservation Trust. Previously he served on the boards of Symbion, Inc. (short-stay surgical facilities), a Crestview portfolio company, Sunrise Senior Living, Inc. (NYSE: SRZ) and Kinetic Concepts, Inc. (NYSE: KCI) (a medical technology company).

Director (age as of March 1, 2019)	Year First Became a Director	Business Experience During Past 5 Years
Kapila K. Anand (65)	2018
Ms. Anand brings extensive experience in accounting and auditing to the Omega Board, particularly in the real estate industry, with a focus on REITs, and healthcare industries. Ms. Anand served as an audit and later advisory partner at KPMG LLP from 1989 until her retirement in March 2016. Ms. Anand joined KPMG LLP in 1979 and served in a variety of roles including the National Partner-in-Charge, Public Policy Business Initiatives (from 2008 to 2013) and segment leader for the Travel, Leisure, and Hospitality industry and member of the Global Real Estate Steering Committee (each from 2013 to 2016). Ms. Anand has served on KPMG LLP boards in the U.S. and Americas, the board of the Franciscan Ministries (an organization with a range of real estate assets, including schools, churches and hospitals) and as the chair of both the KPMG Foundation as well as the Chicago Network (a membership organization of senior executives). She is currently the Lead Director for the Women Corporate Directors Education and Development Foundation and serves on a variety of non-profit boards including Rush University Medical Center and the US Fund for UNICEF. Ms. Anand has served as a director of Extended Stay America, Inc. (NASDAQ: STAY) since July 2016, where she chairs the compensation Committee and has served as a director and chairs the audit committee of ESH Hospitality, Inc. (a REIT subsidiary of Extended Stay America) since May 2017. In September 2018, she joined the Board of Elanco Animal Health, Inc (NYSE:ELAN) where she chairs the audit committee.

Norman R. Bobins (76)	2015
Mr. Bobins brings to the Omega Board extensive banking experience, financial and accounting knowledge and experience as a director of public companies. Mr. Bobins was appointed to the Omega Board effective April 1, 2015 pursuant to the merger agreement with Aviv. Mr. Bobins served as a director of Aviv from March 26, 2013 until the merger with Aviv on April 1, 2015. Prior to that, Mr. Bobins served as a member of the advisory board of Aviv Asset Management LLC from 2009 until March 26, 2013. In July 2008, Mr. Bobins was named Non-Executive Chairman of The PrivateBank and Trust Company, a bank subsidiary of PrivateBancorp, Inc. In 2017 Canadian Imperial Bank of Commerce (“CIBC”) acquired The PrivateBank and Mr. Bobins was named Vice Chairman of CIBC’s US Region. From May 2007 until October 2007, Mr. Bobins was Chairman of the Board of LaSalle Bank Corporation. From 2003 to 2007, he was President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, he was President

Director (age as of March 1, 2019)	Year First Became a Director	Business Experience During Past 5 Years

and Chief Executive Officer of ABN AMRO North America. Mr. Bobins also serves on the board of directors of AAR Corp (aviation services) and CIBC USA. In the past five years, Mr. Bobins also served on the boards of AGL Resources, Inc. (energy services) and Sims Metal Management Limited (metal and electronics recycling).

Barbara B. Hill (66)	2013
Ms. Hill brings to the Omega Board extensive experience in operating healthcare-related companies. Ms. Hill is currently an Operating Partner of NexPhase Capital (formerly Moelis Capital Partners), a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for NexPhase’s healthcare portfolio companies. She began as an Operating Partner of Moelis Capital Partners in March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. From August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the Chief Executive Officer of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. She was also active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of Integra LifeSciences Holdings Corporation, a medical device company and Owens & Minor, Inc. a Fortune 500 healthcare logistics company. Ms. Hill was a member of the board of directors of St. Jude Medical Corporation, (a Fortune 500 medical device company) from 2007 to January 2017 and Revera Inc., (a Canadian company operating senior facilities in Canada, Great Britain and the U.S.) from 2010 to March 2017.

Edward Lowenthal (74)	1995
Mr. Lowenthal brings to the Omega Board extensive experience in the development and operation of real estate. Mr. Lowenthal currently serves as Chairman of the Board of Directors of American Campus Communities (NYSE: ACC) (a public developer, owner and operator of student housing at the university level) and serves as a trustee of the Manhattan School of Music. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (a real estate

Director (age as of March 1, 2019)	Year First Became a Director	Business Experience During Past 5 Years

merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. He is co-founder of Wellsford Strategic Partners, a private real estate investment company and is non-executive Chairman of Tiburon Lockers, Inc., a private rental locker company.

C. Taylor Pickett (57)	2002
As Chief Executive Officer of Omega, Mr. Pickett brings to the Omega Board a depth of understanding of Omega’s business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions. Mr. Pickett has served as the Chief Executive Officer of Omega since 2001. Mr. Pickett is also a director and has served in this capacity since 2002. Mr. Pickett also serves as a director of Corporate Office Properties Trust (NYSE: OFC), an office property REIT. From 1998 to 2001, Mr. Pickett served as the Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (“IHS”), a public company specializing in post-acute healthcare services. Mr. Pickett served in a variety of executive roles at IHS from 1993 through 1998. Prior to joining IHS, Mr. Pickett held various positions at PHH Corporation and KPMG Peat Marwick.

Stephen D. Plavin (59)	2000
Mr. Plavin brings to the Omega Board management experience in the banking and mortgage-based real estate investment trust sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is a Senior Managing Director of the Blackstone Group (“Blackstone”) since December, 2012 and the Chief Executive Officer and a director of Blackstone Mortgage Trust, Inc., a New York City-based mortgage REIT that is managed by Blackstone. Prior to joining Blackstone, Mr. Plavin served as CEO of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust), since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin was the Chairman of the Board of Directors of WCI Communities, Inc. (NYSE:WCIC), a publicly-held developer of residential communities from August 2009 until it was purchased by Lennar Corporation (NYSE: LEN and LEN.B) on February 10, 2017.

Director (age as of March 1, 2019)	Year First Became a Director	Business Experience During Past 5 Years
Burke W. Whitman (63)	2018
Mr. Whitman brings to the Omega Board extensive leadership experience as well as corporate financial and management experience in the healthcare sector. Mr. Whitman has served as a corporate and military leader. A Major General in the United States Marine Corps Reserve, he has served in various command and staff roles of increasing responsibility in the Marine Corps, including Commanding General of the 4th Marine Division, since 2008 and previously from 1985 to 1988. Mr. Whitman served as President, Chief Executive Officer and a director of Health Management Associates, Inc. (NYSE: HMA), an owner and operator of acute care hospitals, that was then listed on the New York Stock Exchange, from 2007 to 2008; and from 2005 to 2007, Mr. Whitman served as President, Chief Operating Officer and a director of Health Management Associates. From 1998 to 2005, Mr. Whitman was the founding Chief Financial Officer of Triad Hospitals, Inc. (NYSE:TRI), an owner and operator of hospitals and other healthcare services that was then listed on the New York Stock Exchange. While at Triad Hospitals, Inc., Mr. Whitman served as a member of the board of directors of the Federation of American Hospitals where he chaired the audit committee. From 2007 to 2017, he served as a member of the board of directors of the Toys for Tots Foundation where he chaired the Investment Committee and served on the Executive Committee.

Voting Required for Election
Each director will be elected by the vote of the majority of the votes cast. A “majority of the votes cast” means that the number of the votes cast “FOR” a director exceeds the number of votes “WITHHELD.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees identified above.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 10, 2019 for:
•
each of our directors and the executive officers appearing in the table under “Executive Compensation Tables and Related Information, Summary Compensation Table” included elsewhere in this Proxy Statement; and

•
all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 10, 2019. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The “Common Stock Beneficially Owned” columns do not include unvested time-based restricted stock units (“RSUs”), unvested performance-based restricted stock units (“PRSUs”), and deferred stock units under our Deferred Compensation Plan (except to the extent such units vest or the applicable deferral period expires within 60 days of April 10, 2019) or common stock issuable in respect of operating partnership units (“OP Units”) or profits interests in OHI Healthcare Properties Limited Partnership (“Omega OP”). Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, earned but not yet vested PRSUs and Profits Interest Units in Omega OP under the caption “Common Stock Equivalents.” For information regarding unearned, unvested PRSUs for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” below.
The business address of the directors and executive officers is 303 International Circle, Suite 200, Hunt Valley, Maryland 21030. As of April 10, 2019, there were 207,021,096 shares of our common stock outstanding and no preferred stock outstanding.
	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs and Profits Interests Units(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
Kapila K. Anand	4,941(5)	*	—	—	—	*
Norman R. Bobins	61,536(6)	*	—	—	—	*
Daniel J. Booth	192,723	*	127,226	—	10,314	0.15%
Craig R. Callen	28,000	*	—	39,814(7)	—	*
Barbara B. Hill	31,310(8)	*	—	—	—	*
Steven J. Insoft	255,681	0.12%	119,409	—	88,411(9)	0.22%
Edward Lowenthal	47,076(10)	*	—	14,054(11)	—	*
Ben W. Perks	40,558(12)	*	—	—	—	*
C. Taylor Pickett	337,333	0.16%	241,793	319,104	19,337	0.43%
Stephen D. Plavin	86,018(13)	*	—	—	—	*
Michael D. Ritz	11,269	*	40,565	8,193	3,223	*
Robert O. Stephenson	243,326	0.12%	111,454	—	9,024	0.17%
Burke W. Whitman	4,050(14)	*	—	—	—	*

	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs and Profits Interests Units(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
Directors, director nominee and executive officers as a group (13 persons)	1,343,821	0.65%	640,447	381,165	130,309	1.16%
5% Beneficial Owners:(15)
The Vanguard Group, Inc.	29,016,968(16)	14.02%	—	—	—	13.48%
BlackRock, Inc.	23,677,458(17)	11.44%	—	—	—	11.00%

*
Less than 0.10%

(1)
Includes unvested RSUs, which in each case vest more than 60 days from April 10, 2019, subject to continued employment. It also includes earned but not yet vested PRSUs, which vest quarterly in 2019 subject to continued employment, except in the case of a Qualifying Termination or change in control in which they will vest immediately. Each unit represents the right to receive one share of common stock. Includes earned but not yet vested Profit Interest Units, which vest quarterly in 2019 subject to continued employment, except in the case of a Qualifying Termination or change in control in which they will vest immediately. See “Outstanding Equity Awards at Fiscal Year End.”

(2)
Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days which the holder has elected to defer. The deferred stock units will not be converted until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”

(3)
OP Units are redeemable at the election of the holder for cash equal to the value of one share of our common stock priced at the average closing price for the 10-day trading period ending on the date of the holder’s notice of election to redeem the OP Units, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, in each case subject to adjustment.

(4)
Percent of class reflects 207,021,096 shares of common stock outstanding as of April 10, 2019, plus a total of 8,458,512 common stock equivalents, consisting of 750,146 unvested restricted stock units and Profit Interest Units, 376,224 deferred stock units and approximately 7,332,142 OP Units.

(5)
Includes 4,941 shares of restricted stock, subject to forfeiture until vested.

(6)
Includes 7,588 shares of restricted stock, subject to forfeiture until vested.

(7)
Includes deferred stock units with respect to 7,917 shares of restricted stock, subject to forfeiture until vested.

(8)
Includes 7,588 shares of restricted stock, subject to forfeiture until vested.

(9)
Operating Partnership Units includes 78,742 Omega OP Units held by Steven J. Insoft Investments, L.L.C., which is 99% owned by Mr. Insoft and 1% owned by his wife, Susan M. Insoft. Does not include 32,130 OP Units subject to a phantom unit award grant to Mr. Insoft because Mr. Insoft does not have the right to acquire voting or dispositive power with respect to such securities within 60 days.

(10)
Includes 1,000 shares of restricted stock, subject to forfeiture until vested

(11)
Includes deferred stock units with respect to 4,941 shares of restricted stock, subject to forfeiture until vested.

(12)
Includes 5,941 shares of restricted stock, subject to forfeiture until vested.

(13)
Includes 5,941 shares of restricted stock, subject to forfeiture until vested. The remainder of Mr. Plavin’s shares is owned jointly with his wife.

(14)
Includes 2,700 shares of restricted stock, subject to forfeiture until vested.

(15)
Except as otherwise indicated below, information regarding 5% beneficial owners is based on information reported on Schedule 13G filings by the beneficial owners indicated with respect to the common stock of Omega.

(16)
Based on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc., including on behalf of certain subsidiaries. The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group, Inc., has sole voting power with respect to 273,520 of the shares, shared voting power with respect to 231,848 of the shares, sole dispositive power with respect to 28,708,077 of the shares and shared dispositive power with respect to 308,891 of the shares.

(17)
Based on a Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc., including on behalf of certain subsidiaries. BlackRock Inc. is located at 55 East 52nd Street New York, New York 10055. BlackRock, Inc. has sole voting power with respect to 22,827,904 of the shares and sole dispositive power with respect to 23,677,458 of the shares.

BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.
Director	Board	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Kapila K. Anand	Member	Member
Norman R. Bobins	Member			Member
Craig R. Callen	Chairman	Member		Chairman	Member
Barbara B. Hill	Member		Member
Edward Lowenthal	Member	Member	Chairman		Member
Ben W. Perks	Member	Chairman
C. Taylor Pickett	Member			Member
Stephen D. Plavin	Member		Member		Chairman
Burke W. Whitman	Member
The Board of Directors held seven meetings during 2018. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which such director was a member in 2018. While we invite our directors to attend its annual meeting of stockholders, it currently does not have a formal policy regarding director attendance. Mr. Pickett chaired Omega’s 2018 annual meeting of stockholders and was the sole representative of the Board of Directors for such meeting.
Director Independence
All of the members of the Board of Directors meet the NYSE listing standards for independence, other that our Chief Executive Officer Mr. Pickett. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.
Board Leadership Structure and Risk Oversight
Since 2001, an independent non-employee director has served as our Chairman of the Board of Directors rather than the Chief Executive Officer. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles. The Chief Executive Officer is responsible for implementing the strategic direction for the Company as approved by the Board of Directors and the management of the day-to-day operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board. Mr. Callen, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Callen is not present at such a session, the presiding director is chosen by a vote of those present at the session.
Risk Oversight
The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.
Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.
Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements and internal control over financial reporting. The Audit Committee reviews and discusses with management periodically the Company’s program, policies and procedures related to information security and data protection, including data privacy and network security. The Audit Committee also monitors the implementation and administration of the Company’s Code of Business Conduct and Ethics.
The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees enterprise risk management and enterprise risk management issues otherwise arising in the Company’s business and operations.
Standing Committee Information
The Audit Committee met five times in 2018, which included one joint meeting with the Board and other committees. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects Omega’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors. The responsibilities of the Audit Committee are more fully described in its Charter, which is available on the Company’s website at www.omegahealthcare.com.
Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Mr. Perks and Ms. Anand each qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors made a qualitative assessment of Mr. Perks’ level of knowledge and experience based on his 22 years of experience as an audit partner at PricewaterhouseCoopers and its predecessors, and his experience as Chief Financial Officer of Navigant Consulting, Inc. The Board has determined that Ms. Anand qualifies as an audit committee financial expert based on her substantial experience in accounting and auditing as a partner of KPMG LLP and as a public company audit committee member.
The Board has appointed Ms. Anand to chair the Audit Committee effective as of the completion of the Annual Meeting, when Mr. Perks will retire from the Board.
The Compensation Committee has responsibility for determining the compensation of our executive officers and administering our equity incentive plan. During 2018, the Compensation Committee met four times, which included two joint meetings of the Board and other committees and one joint meeting of the Board and the Compensation Committee. The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.
The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met twice during 2018.

The Nominating and Corporate Governance Committee met three times during 2018. The Nominating and Governance Committee has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience. The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.
In addition to the Committees listed above, in February 2015 the Board established a Special Administrative Committee under the Omega 2013 Stock Incentive Plan consisting solely of Mr. Pickett, with the authority to allocate and grant awards thereunder to employees of Omega and its affiliates who are not executive officers of Omega up to a maximum number of units or shares authorized by the Board from time to time.
Identification of Director Nominees and Board Diversity
The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. In 2018, Ms. Anand and Mr. Whitman were recommended to the Nominating and Corporate Governance Committee as director candidates by a third-party search firm engaged by the Company under the direction of the Nominating and Corporate Governance Committee to assist in identifying potential director candidates.
The Nominating and Corporate Governance Committee endeavors to identify nominees that possess diverse educational backgrounds, business experiences, life skills, as well as diverse gender, racial, sexual orientation, national origin and ethnic characteristics. Over 22% of our Board members are women, and one director brings ethnic diversity to our Board. Also, the current directors range in age from 57 to 77; the average age is 67. Over 22% of our Board members were elected to the Board of Directors for the first time in the last year, and 2/3 of our Board members were first elected to our Board in the last six years. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the talents, skill sets and characteristics necessary for the Board of Directors to fulfill its responsibilities.
The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws.
Communicating with the Board of Directors and the Audit Committee
Our Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing or through the Internet. The employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.
Interested parties may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by Omega’s internal audit consultant, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.
Policy on Related Party Transactions
We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.
Security Deposit Indemnification Agreements
Prior to 2002, certain of the entities that were combined in connection with the formation of Aviv’s predecessor partnership distributed security deposits paid by certain of their tenants to the owners of those entities in exchange for an agreement by those owners to repay the amounts distributed if and when the applicable tenant became entitled to a return of the security deposit or the deposit was otherwise applied under the applicable lease. These arrangements were kept in place in connection with the formation of Aviv’s predecessor partnership. Entities controlled by Craig M. Bernfield were obligated to potentially reimburse approximately $292,000 as of October 23, 2018, the date of Mr. Bernfield’s resignation from the our Board.
Code of Business Conduct and Ethics
We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Operating Officer, Chief Corporate Development Officer and Chief Financial Officer. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.
Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. The Chief Operating Officer, Chief Corporate Development Officer and Chief Financial Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries. Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors within five years of the director’s appointment. The complete stock ownership guidelines contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.
Policy on Hedging and Pledging of Company Securities
We consider it inappropriate for any director or officer to enter into speculative transactions in our Company’s securities. Therefore, we prohibit the purchase of or sale of puts, calls, options or other derivative instruments related to our Company’s securities or debt. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.

Additionally, directors and officers may not purchase our Company’s securities on margin or borrow against any account in which our securities are held. All of our directors and officers are in compliance with this policy as of December 31, 2018.
Director Retirement Policy
It is the general policy of the Board of Directors that after reaching 77 years of age, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.
Director Emeritus Designation
At the recommendation of the Nominating and Corporate Governance Committee, the Board designated Bernard J. Korman as “Director Emeritus” upon his retirement as member of the Board of Directors effective as of the 2018 annual meeting and continuing until the 2019 Annual Meeting. Mr. Korman served as Chairman of the Board from 2004 to 2017. As Director Emeritus, Mr. Korman is eligible to attend Board meetings. Mr. Korman is not entitled to vote on any business coming before the Board, nor is he not counted as a member of the Board for the purpose of determining a quorum or for any other purpose. Mr. Korman is reimbursed for reasonable expenses incurred to attend in-person Board meetings or committee meetings to which he is invited, but does not receive any other compensation for service as Director Emeritus. Mr. Korman is not a member of the Board or a “director” as that term is used in our Amended and Restated Bylaws or otherwise.
Corporate Governance Materials
The Corporate Governance Guidelines, Code of Ethics and the charters of the committees of the Board are available free of charge through our website at www.omegahealthcare.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this document or any other report or document filed with or furnished to the SEC.

PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2019
The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services Ernst & Young LLP provided to us can be found beginning on page 18 below.
Voting Required for Approval
The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.
Recommendation of the Board
The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2019.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace our Company’s independent auditors, as well as determine the amount of the fees paid to the Company’s independent auditors. The Audit Committee’s function is more fully described in its charter, which is available on our website at www.omegahealthcare.com. The Board of Directors and the Audit Committee review the Audit Committee Charter annually.
The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Ben W. Perks and Kapila K. Anand each qualify as an “audit committee financial expert,” as defined by SEC rules.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”).
Audit Committee Report
The Audit Committee, with respect to the audit of the Company’s 2018 audited consolidated financial statements, reports as follows:
•
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the 2018 audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the quality — not just the acceptability — of the accounting principles, and the reasonableness of significant judgments;

•
The Audit Committee discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (“PCAOB”) (including Auditing Standard No. 1301 “Communications with Audit Committees”);

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company;

•
The Audit Committee discussed with the Company’s auditors the overall scope and plans for their respective audits, and then met with the auditors, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
The Audit Committee reviewed the professional services provided by Ernst & Young LLP discussed below, considered whether provision of such services is compatible with maintaining auditor independence and concluded that the services provided by Ernst & Young LLP with respect to the 2018 audit were compatible with maintaining auditor independence; and

•
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2018 audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee of the Board of Directors
Ben W. Perks, Chairman
Kapila K. Anand
Craig R. Callen
Edward Lowenthal
Independent Auditors
Ernst & Young LLP audited our consolidated financial statements as of December 31, 2018 and 2017 and for each of the years ended December 31, 2018, 2017, and 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.
Fees
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2018 and 2017 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.
	Year Ended December 31,
	2018	2017
Audit Fees	$1,560,000	$1,522,000
Audit-Related Fees	—	—
Tax Fees	854,000	903,000
All Other Fees	2,000	2,000
Total	$2,416,000	$2,427,000

Audit Fees
The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2018 and 2017, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2018 and 2017, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2018 and 2017, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $1,560,000 and $1,522,000, respectively.
Audit Related Fees
Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2018 and 2017.
Tax Fees
The tax fees billed by Ernst & Young LLP to our Company for tax compliance and preparation services for fiscal years 2018 and 2017 were approximately $758,000 and $737,000 respectively. The tax fees billed by Ernst & Young LLP to our Company for tax advice and tax planning services for fiscal years 2018 and 2017 were approximately $96,000 and $166,000, respectively.
All Other Fees
The aggregate other fees billed by Ernst & Young LLP to our Company were approximately $2,000 for fiscal years 2018 and 2017, respectively, for access to an online accounting research tool.
Determination of Auditor Independence
The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.
Audit Committee’s Pre-Approval Policies
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our Company’s independent auditor, provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total fees paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.
At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent auditing firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures described herein.

PROPOSAL 3  —  ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background on Advisory Vote
Federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).
Our Executive Compensation Program
As described more fully in our Compensation Discussion and Analysis section beginning on page 25 of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executive officers to support our business strategy, achieve our short-term and long-term goals, and provide continued success for our operators, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.
The Compensation Committee engages in an annual review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. The compensation programs for 2017 and 2018 were described in the CD&A included in the Company’s proxy statement for our 2018 annual meeting of stockholders, at which approximately 91% of the votes cast approved the Company’s executive compensation in the advisory “Say-on-Pay” vote.
We urge you to read the CD&A section of this Proxy Statement for the details on the Company’s executive compensation program, including the executive compensation programs implemented for 2017-2019 and 2018-2020. Our executive compensation programs emphasize pay for performance, such that the interests of all of our executive officers are aligned with the interests of stockholders. For a detailed description of how we have structured performance based compensation programs and the recent results, see “Compensation Discussion and Analysis — Pay for Performance Alignment.”
Proposed Vote
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s executive officers as described in the Proxy Statement issued in connection with the 2019 Annual Meeting of stockholders, including in the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures contained therein.
Because the vote is advisory, the outcome of the vote will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal; however, the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements.
Voting Required for Approval
Approval, on an advisory basis, of the compensation of our executive officers will be decided by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s executive officers as described in this Proxy Statement.

PROPOSAL 4 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
Background of the Employee Stock Purchase Plan
The Omega Healthcare Investors, Inc. Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board on April 9, 2019, to be effective January 1, 2020, subject to approval by the Company’s stockholders within twelve months of the Board’s adoption of the ESPP. The Board believes that approval of the ESPP is in the best interests of the Company and our stockholders. The ESPP will help give the Company and its eligible subsidiaries the ongoing ability to attract and retain the employee talent necessary for the Company’s continued success by enabling eligible employees to acquire a proprietary interest in the Company by purchasing shares of the Company’s common stock through payroll deductions.
Description of the ESPP
The following description of the ESPP is qualified in its entirety by the full text of the ESPP attached to this Proxy Statement as Appendix A, which is incorporated herein by reference. Please refer to Appendix A for the complete terms of the ESPP.
Purpose.   The purpose of the ESPP is to provide eligible employees of the Company and its eligible subsidiaries with an opportunity to acquire an equity interest in the Company by providing a convenient means to purchase shares of the Company’s common stock through payroll deductions. Executive officers of the Company will not be eligible to participate in the ESPP, unless the Compensation Committee decides to allow them to participate. See the discussion under the “Eligibility” heading below for a more complete discussion. As of the date hereof, the Compensation Committee has no plans to allow participation by executive officers of the Company.
Administration.   The ESPP will be administered by a committee appointed by the Board (the “ESPP Committee”). The Board has appointed C. Taylor Pickett in his capacity as a member of the Board as the sole member of the ESPP Committee, unless the Compensation Committee approves participation in the ESPP by executive officers of the Company, in which case the Board has determined that the Compensation Committee will serve as the ESPP Committee. Subject to the terms of the ESPP, the ESPP Committee has the power to interpret and construe any provision of the ESPP and to adopt and amend rules for administering the ESPP. The ESPP Committee may delegate certain functions or services to be performed in connection with the administration of the ESPP. Determinations, decisions and actions of the ESPP Committee are final and binding. The ESPP Committee also has discretion to provide for participation on terms different from those specified in the ESPP and adopt sub-plans, to the extent necessary or advisable to comply with laws of countries other than the U.S. or jurisdictions outside the U.S. in which the Company or subsidiary operates or has employees; provided, however, the ESPP Committee may not take any action that would constitute a material revision of the ESPP under NYSE rules, and any such material revision can be implemented only by ESPP amendment, subject to stockholder approval if required under applicable law or NYSE rules.
Authorized Shares.   The maximum number of shares of Company common stock that may be issued under the ESPP is 500,000 shares, subject to adjustment upon changes in the capitalization of the Company in accordance with the terms of the ESPP. Shares of Company common stock issued under the ESPP may consist of treasury shares held by the Company, newly issued shares or shares purchased in the open market. Shares of Company common stock that are deducted from issuance to satisfy tax withholding shall not reduce the share reserve.
Adjustments.   In the event of certain changes in the capitalization of the Company, such as mergers, consolidations, reorganizations, stock dividends or other similar changes in corporate structure or capitalization, to prevent substantial dilution or enlargement of the rights granted under the ESPP, the Board will make proportionate adjustments to the number of shares of the Company’s common stock available for issuance under the ESPP, the purchase price of shares subject to outstanding purchase rights under the ESPP and the number of shares subject to outstanding purchase rights under the ESPP.
Effective Date, Amendment and Termination.   The ESPP was approved by the Board on April 9, 2019, to be effective as of January 1, 2020, subject to approval by our stockholders within twelve months of the Board’s adoption of the ESPP. Without such stockholder approval, the ESPP will not become effective and will become null and void.

The Board may amend, modify, suspend, discontinue or terminate the ESPP at any time, subject to stockholder approval for amendments or modifications if required under applicable law or NYSE rules.
Eligibility.   All employees of the Company, all employees of the Company’s subsidiaries that have been designated by the Board to adopt the ESPP, and all employees of the Company’s subsidiaries that may in the future be designated by the ESPP Committee (each such subsidiary that has or is in the future so designated, a “Participating Subsidiary”), will be eligible to participate in the ESPP, with the exception of certain employees who are excluded. The Board has designated OHI Asset Management, LLC, which is the sole subsidiary of the Company that has employees as of April 9, 2019, as the only Participating Subsidiary, and as of April 9, 2019, the Company has no employees. Except as provided below, executive officers of the Company will be excluded, as well as employees of the Company or a Participating Subsidiary who have been employed less than six months, are customarily employed for twenty hours or less per week or are customarily employed for not more than five months in any calendar year. However, as to any future offering period that has not yet commenced, the ESPP Committee may reduce or increase the required period of employment, the minimum number of required hours per week or the minimum number of months worked in a calendar year. In addition, the Compensation Committee may determine that executive officers of the Company will be permitted to participate, in which case, pursuant to the Board’s action in adopting the ESPP, C. Taylor Pickett will cease administering the ESPP and the Compensation Committee will become the ESPP administrator. In addition, no employee may acquire rights to purchase common stock under the ESPP at a rate that exceeds $25,000 of fair market value of our common stock for any calendar year.
Number of Eligible Employees.   As of April 9, 2019, approximately 49 employees of OHI Asset Management, LLC (and no other employees of the Company or any of its other subsidiaries) would be eligible to participate in the ESPP if the ESSP were effective as of that date instead of its January 1, 2020 proposed effective date and if the Compensation Committee does not authorize participation by the Company’s executive officers.
Offering Periods.   Unless otherwise determined by the ESPP Committee, the offering periods will be quarterly periods, beginning on the first day of each calendar quarter, starting with January 1, 2020. The ESPP Committee may specify different offering periods, provided that no offering period may exceed 27 months.
Participation.   Individuals who are eligible employees as of the first day of an offering period may elect to participate in the ESPP by completing and filing an enrollment form with the Company or its designee. In the enrollment form, each participant will elect to contribute a whole percentage of his or her “compensation” (as defined below) through payroll deductions of no less than 1% and no more than 20%, or such other maximum percentage as may be approved by the ESPP Committee. The enrollment form must be filed prior to the offering period in accordance with ESPP rules. Unless expressly permitted by the Committee, an employee may not make any separate contributions or payments to the ESPP. “Compensation” means wages subject to income tax withholding, plus an employee’s pre-tax contributions to the 125 plan and the 401(k) plan and qualified transportation fringe benefits. However, the ESPP Committee may apply a different definition of compensation for all participants for any offering period.
Participant Accounts.   The Company will hold a participant’s payroll deductions in a non-interest bearing account, which will be established for each participant, until the contributions are used to purchase shares of Company common stock or returned to the participant in accordance with the terms of the ESPP.
Purchase of Common Stock.   As of the last business day of each offering period, the balance of each participant’s account will be used to purchase shares of Company common stock, subject to a per participant limit of  $25,000 of fair market value of our common stock for any calendar year (determined in accordance with more detailed rules in the ESPP). The purchase price of each share of Company common stock will be the lesser of 85% of the “fair market value” (as defined below) per share of Company common stock as of  (i) the first day of the Offering Period (as defined in the ESPP) or (ii) the last day of the Offering Period; provided, however, that the ESPP Committee may designate a per share purchase price that is higher (but not lower) than as determined under the preceding formula. For these purposes, “fair market value” is defined as the closing price on our stock on the NYSE as of the last business day before the day or date indicated, or if Company common stock ceases to be traded on the NYSE, the fair market value as determined in any reasonable manner by the ESPP Committee.

On April 9, 2019, the closing sale price per share of the Company’s common stock as reported on the NYSE was $36.33.
Holding Period.   Unless otherwise determined by the ESPP Committee, participants will be required to hold shares of Company common stock purchased under the ESPP for a minimum of twelve months, subject to earlier disposition upon death.
Transferability.   Neither the funds in a participant’s account nor the participant’s right to purchase shares under the ESPP may be transferred, assigned or alienated, other than by will or by the laws of descent and distribution. During a participant’s lifetime, the participant’s right to purchase shares is exercisable only by the participant.
Changes in Contributions.   Unless otherwise determined by the ESPP Committee, a participant may reduce or stop the amount of the participant’s payroll deductions during the offering period by providing written notice to the Company in accordance with the ESPP rules. Unless otherwise permitted by the ESPP Committee, a participant may not increase the amount of the participant’s payroll deductions during the offering period.
Withdrawal.   Unless otherwise determined by the ESPP Committee, a participant may revoke the participant’s election to participate in the current offering period, reduce the amount of payroll deductions for the remainder of the offering period to $0 and withdraw the entire cash balance already accumulated in the participant’s account, provided that the participant gives written notice to the Company in accordance with the ESPP rules. Withdrawal terminates the participant’s right to purchase any shares under the ESPP during that offering period, and the participant must file a new enrollment form prior to a subsequent offering period to participate in that subsequent offering period.
Termination of Employment or Other Cessation of Eligibility.   Unless otherwise determined by the ESPP Committee with respect to a future offering period, if a participant terminates employment during an offering period or ceases to be an eligible employee during an offering period, contributions held in the participant’s account during the offering period will be refunded to the participant (or, in the case of a termination due to death, the participant’s beneficiary). However, the ESPP Committee may determine before an offering period to permit each such participant to have the participant’s payroll contributions used at the end of the offering period to purchase our common stock.
ESPP New Plan Benefits
No benefits or amounts under the ESPP will be received by or allocated to any current non-employee director of the Company, because non-employees directors of the Company are not eligible to participate in the ESPP. No benefits or amounts under the ESPP will be received by or allocated to any current executive officer of the Company, as long as the Compensation Committee does not authorize the participation of executive officers of the Company. See “— Eligibility” above. If the Compensation Committee authorizes participation by executive officers of the Company (which as of the date hereof, it has no plans to do), the benefits to be received by the executive officers of the Company would not be determinable because participation would be voluntary, ESPP contributions would be discretionary, and benefits would be based on future prices of the Company common stock. The benefits to be received by employees other than executive officers are not determinable because participation will be voluntary, ESPP contributions will be discretionary, and benefits will be based on future prices of the Company common stock.
Federal Tax Consequences
The following provides a general summary of certain U.S. federal income tax consequences to participants and the Company with respect to shares purchased under the ESPP, based upon laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.
The ESPP is not qualified as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”).

As of each date Company common stock is purchased for a participant under the ESPP, the participant recognizes taxable wages in an amount equal to the aggregate discount on the shares purchased as compared to the fair market value of the shares on the purchase date. That amount is subject to federal and state income taxes and payroll taxes (such as Social Security, Medicare and Federal Unemployment taxes). That same amount is subject to tax withholding. To satisfy tax withholding requirements, unless the ESPP Committee determines to require tax withholding in cash, the Company will withhold a whole number of shares of Company common stock with a fair market value closest to (but not more than) the amount of the tax withholding and withhold any remaining tax withholding attributable to the fact that fractional shares of Company common stock from other compensation of the participant. The Company or the Participating Subsidiary that employs the participant will remit the tax withholding amount in cash to the applicable taxing authorities. When a participant disposes of shares of Company common stock purchased under the ESPP, any difference between the aggregate sale price of the shares and the aggregate fair market value of those shares on the purchase date will be capital gain or capital loss. The Company is entitled to a deduction equal to the amount the employee recognizes as taxable wages as a result of purchasing shares of Company common stock under the ESPP.
Equity Compensation Plan Information
The following table provides information about shares of common stock available for future issuance under our equity compensation plans as of December 31, 2018:
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)(3)
Equity compensation plans approved by security holders	3,011,181	$—	5,085,092
Equity compensation plans not approved by security holders	—	—	—
Total	3,011,181	$—	5,085,092

(1)
Reflects (i) 128,006 restricted stock units that were granted on March 17, 2016, (ii) 472,336 shares related to the March 17, 2016 award of performance restricted stock units or LTIPs, (iii) 140,416 restricted stock units that were granted on January 1, 2017, (iv) 685,064 shares that could be issued if certain performance conditions are achieved related to the January 1, 2017 award of performance restricted stock units or LTIPs, (v) 169,900 restricted stock units that were granted on January 1, 2018, (vi) 1,012,032 shares that could be issued if certain performance conditions are achieved related to the January 1, 2018 award of performance restricted stock units or LTIPs and, (vii) 403,427 shares in respect of outstanding deferred stock units.

(2)
No exercise price is payable with respect to the restricted stock units and performance restricted stock units.

(3)
Reflects shares of common stock remaining available for future awards under our 2018 Stock Incentive Plans.

Voting Required for Approval
For the ESPP to be approved, the number of  “FOR” votes cast at the meeting for this proposal must be at least a majority of all votes cast on the proposal. For purposes of the vote on this Proposal 4, abstentions and broker non-votes will not be counted as shares entitled to vote and will have no effect on the results of the vote.
Recommendation of the Board
Accordingly, our Board of Directors unanimously recommends that the stockholders vote FOR the proposal to approve the ESPP.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis (“CD&A”) addresses the following topics:
•
2018 Achievements and Performance Results;

•
Pay for Performance Alignment;

•
Summary of Executive Compensation Program and Governance Practices;

•
Components of Omega’s Executive Compensation Program;

•
Omega’s Compensation Decisions and Results for 2018; and

•
Omega’s Compensation Decisions for 2019.

2018 Achievements and Performance Results
We believe that our operating results in 2018 display the strength of our conservative balance sheet and operating model against the backdrop of a dynamic operating environment. As healthcare delivery continues to evolve, we continuously evaluate our assets, operators and markets to position our portfolio for long-term success. Our strategy includes applying our proprietary data analytics platform to enhance facility operations, investment underwriting and asset management, as well as selling or transitioning assets that do not meet our portfolio criteria. In 2018, using our proprietary data analytics platform, we completed substantially all of our strategic asset repositions and transitioning objectives, which included selling 78 facilities (22 previously held for sale at December 31, 2017) subject to operating leases for approximately $309.6 million in net proceeds, recognizing a gain on sale of approximately $24.8 million.
Significant specific accomplishments in 2018 included the completion of the following transactions totaling approximately $471 million in new investments:
•
$131.3 million secured term loan with an unrelated third party. The loan is secured by a collateral assignment of mortgages covering seven skilled nursing facilities (“SNFs”), three independent living facilities (“ILFs”), and one assisted living facility (“ALF”) located in Pennsylvania and Virginia. The loan bears an interest rate of 9.35%. On or before its maturity in 2019, Omega expects to obtain fee simple title to the facilities and add the facilities to an existing operator’s master lease.

•
$44.2 million first mortgage loan with an existing operator. The loan is secured by five SNFs with 522 beds located in Michigan. The loan is cross-defaulted and cross-collateralized with Omega’s existing loans and master lease with the operator and bears interest at an initial annual rate of 9.5%, which increases each year by 0.225%.

•
$35.1 million of new investments with an existing operator. The investment included the acquisition of three SNFs and one ILF from an unrelated third party. Four Pennsylvania facilities with 420 beds were added to the existing operator’s master lease with an initial cash yield of 9.5% with 2.5% annual rent escalators.

•
$9.1 million of new investments with an existing operator in the U.K. The investments included two care homes (similar to ALFs in the U.S.) acquired from an unrelated third party and leased to an existing operator. The two care homes were added to the existing operator’s master lease with an initial annual cash yield of 8.5% with 2.5% annual escalators.

•
$60.7 million to acquire nine SNFs and one ALF throughout the U.S. and an additional $10.0 million invested in an existing $50.0 million mezzanine loan. The annual interest rate on the mezzanine loan was fixed at 12.0% per annum and the maturity date was extended to May 2023.

•
$180.9 million of investments in Omega’s capital expenditure programs.

Also, on January 2, 2019, we and our subsidiary operating partnership (“Omega OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MedEquities Realty Trust, Inc. (“MedEquities”) and its subsidiary operating partnership pursuant to which we will acquire MedEquities in a transaction valued at approximately $600 million.
On January 11, 2019, we completed the sale to affiliates of Orianna Health Systems (“Orianna”) of the remaining 15 SNFs subject to a direct financing lease with Orianna for $176 million of consideration. On the same date, Orianna repaid in full the DIP financing that Omega had provided, including all related interest. On January 16, 2019, Orianna’s plan of reorganization was confirmed creating a Distribution Trust (the “Trust”) to distribute the proceeds from Orianna’s sale of the remaining 15 SNFs, as well as the Trust’s collections of Orianna’s accounts receivable portfolio. As a result of the foregoing, Orianna’s restructuring efforts are largely completed.
TSR Performance Results for One, Three, Five and Ten Year Periods ending 2018
Our total shareholder return (“TSR”) of approximately 39.9% for 2018 ranked it as the best performing public equity REIT in 2018. In addition to our strong 2018 TSR performance, we outperformed the FTSE NAREIT Equity Health Care Index by approximately 370 basis points on a compounded, annualized basis over the most recently completed three-year period ending 2018. The charts below illustrate our TSR performance over a variety of short-term and long-term time-periods.
TSR Annualized Performance for Multi-Year Periods ending December 31, 2018

Pay for Performance Alignment
Our Compensation Committee (sometimes referred to as the “Committee” within the CD&A section of this document) has endeavored to structure the compensation program of our named executive officers (sometimes referred to herein as “NEOs”) to align performance with enhanced stockholder value. The information below demonstrates how the compensation our named executive officers received in 2018 was aligned with the Company’s performance.
Variable Pay Linked to Performance
For 2018, approximately 84% of our Chief Executive Officer’s total target compensation and 78% of the total target compensation for our other named executive officers was variable, performance-based compensation and/or at-risk (including annual cash bonus, annual performance-based equity awards, and annual time-based grants that are subject to stock price fluctuations). Further, 64% of our Chief Executive Officer’s target compensation for 2018 and 62% of our other named executive officers’ target compensation for 2018 was in the form of equity-based compensation.
2018 Target Compensation Mix
2018 Annual Cash Incentives Earned
For 2018, our Chief Executive Officer earned an annual cash incentive equal to 113% of his target annual cash incentive and the other named executive officers earned annual cash incentives equal to, on average, 100% of their target annual cash incentive compensation. The graph below contains the earned cash bonus payouts as a percentage of target over the most recent five fiscal years and depicts a pay for performance system that the Compensation Committee believes is well aligned. See “Omega’s Compensation Decisions and Results for 2018 —  2018 Annual Cash Incentive Program Performance Goals and Results.”

Annual Cash Incentive Payouts 2014 – 2018

Historical Cash Bonus Awards as a Percentage of Target
All NEOs
160%
140%
120%
100%
80%
60%
40%
20%
0%
127%
131%
137%
55%
102%
110%
2014
2015
2016
2017
2018
Average

Long-Term Incentive Compensation
Performance goals incorporated into our annual performance-based equity awards drive a significant portion of what our named executive officers actually earn over time by directly linking both TSR and TSR relative to an index (which we call “Relative TSR”) to the amounts earned over the three-year performance periods. As a result, in periods when our TSR and Relative TSR have superior performance, our named executive officers will earn more than their target level of compensation and in periods when our TSR and Relative TSR under-perform, our named executive officers will earn less than their target level of compensation.
To make even more of our named executive officer’s long-term compensation performance-based, the Committee increased the percentage of the named executive officers’ target long-term compensation that is linked to performance to 60% for 2016, up from 50% in 2015. For the 2017 and 2018 awards, the Committee continued to maintain this increased percentage. Further, after a disappointing year of stock price performance in 2017, the Committee substantially increased the level of TSR required to achieve the performance goals for 2018 awards. See “Omega’s Compensation Decisions and Results for 2018 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018 — TSR Performance-Based Profits Interest Units.”
Long-Term Incentive Compensation Earned in 2018
Our Relative TSR for the three-year performance period ending December 31, 2018 of 240 basis points in excess of the FTSE NAREIT Equity Health Care Index was between the target performance level of  +50 basis points and the high performance level of  +350 basis points. Therefore, the Relative TSR-based equity incentives for that period were earned at an interpolated level between the target and high levels of performance.
Our TSR for the three-year performance period ending December 31, 2018 of 10.52% was between the target level of performance of 10% and the high level of performance of 12%. Therefore, the TSR-based equity incentives for that period were also earned at an interpolated level between the target and high levels of performance.

Our Relative TSR and TSR for these purposes are based on November and December average closing stock prices before the beginning and at the end of the three year performance period. As a result, the numbers are different than shown in the “3-Year Total Return” bar chart under “TSR Annualized Performance for the Multi-Year Periods ending December 31, 2018.”
For more detail and discussion regarding long-term incentive compensation earned and tracking over other three-year performance periods, see “Omega’s Compensation Decisions and Results for 2018 — Performance Results for Long-Term Equity Incentives ending December 31, 2018.”
Consideration of Prior “Say-on-Pay” Advisory Votes
At our 2018 annual meeting of stockholders, holders of approximately 93.1% of the votes cast on such proposal approved the advisory vote (“say-on-pay”) on the 2017 compensation of our named executive officers, which was consistent with the level of support we received in 2017 and 2016, when 96.3% and 97.6% of stockholders voted for our “say-on-pay” proposal. The Committee considered the results of the advisory vote when setting executive compensation for 2018 and plans to continue to do so in future executive compensation policies and decisions.
Summary of Executive Compensation Program and Governance Practices
Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and to provide meaningful incentives for our executive officers to strive to enhance stockholder value over both near- and longer-term periods by aligning their total compensation with the Company’s performance. Below is a summary of certain executive compensation programs and governance practices – both the practices implemented to drive performance and the practices we have avoided because we does not believe they would serve our stockholders’ long-term interests.

Our compensation system seeks to maintain best practices and support strong corporate governance.
What we do…	What we do not do…
We balance our incentive programs to provide an appropriate mix of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation
We pay for performance that has a direct alignment with TSR performance; salaries comprise a relatively modest portion of each named executive officer’s overall compensation opportunity
We use multiple performance measures as well as different performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk. We also measures performance across various performance periods
We enhance executive officer retention with time-based vesting schedules for certain equity incentive awards to provide a balance with performance-based awards
We use the market median of our peer group as the starting point for determining the right form and amount of compensation for each named executive officer but also takes into account qualitative factors such as an individual’s experience, skill sets, prior performance, and other relevant considerations
We aim for aggregate target annual compensation for the named executive officers to be generally in line with the median aggregate annual compensation for the top five executive officers of the peer group
We have robust stock ownership guidelines for our senior officers and directors
We engage an independent compensation consultant selected by our Compensation Committee to advise the Committee on compensation matters
We have a Compensation Committee comprised solely of independent directors
We maintain a clawback policy that, in the event of a financial restatement, allows the Company to recover certain incentive compensation paid to executive officers

We do not guarantee annual salary increases or bonuses and Omega has no guaranteed commitments to grant any equity-based awards
We do not pay excise tax gross-ups with respect to payments made in connection with a change of control
We do provide single-trigger change in control benefits
We do does not allow hedging or pledging of Company stock by executive officers (or other employees or directors)
We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance measure and do not have guaranteed minimum or uncapped payouts
We do not pay dividends on unearned performance shares (other than fractional distributions on Profits Interest Units, which are made for tax reasons)
We do not provide any significant perquisites

What We Pay and Why
Following is a summary of  (i) the Compensation Committee’s objectives for the compensation of our named executive officers and (ii) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:
OBJECTIVES
• Reward performance and initiative
• Attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive TSR
• Be competitive with other REITs viewed as competitors for executive talent
• Link compensation with enhancing stockholder value

•
Reward for short-term and long-term successes, particularly measured in terms of growth on a per share basis in Adjusted funds from operations (“Adjusted FFO”), Funds available for Distribution (“FAD”) and TSR

• Encourage and facilitate our executive officers’ ability to achieve meaningful levels of ownership of our common stock
HOW OMEGA ACCOMPLISHES ITS OBJECTIVES
• While we do not employ a formula, base salary generally comprises a relatively small portion of named executive officer total target pay
• Annual cash bonus generally comprises a significant portion but less than a quarter of each named executive officer’s total target pay
• A majority of each named executive officer’s total target compensation is structured as performance-based using a combination of annual cash bonus and long-term incentive equity awards

•
We do not target a specific percentile range within the Company’s peer group when determining an individual named executive officer’s pay; instead, the Compensation Committee uses the peer group median as the starting point and reviews market data from the peer group and internal pay equity as two of several reference points useful for determining compensation for each named executive officer

•
We utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included Adjusted FFO per share, FAD per share (starting in 2017), tenant quality, TSR and Relative TSR

•
The ultimate value of performance-based long-term incentive equity awards is dependent on both the Company’s future TSR and Relative TSR as compared to a REIT index. We think using both performance measures, together with time-based restricted stock unit awards, provides a balanced approach that does not motivate excessive risk taking

Independent Compensation Consultant
The Committee has retained FPL Associates, L.P. (“FPL”) as its independent compensation consulting firm to advise the Committee with respect to the compensation of our named executive officers and the compensation of our directors. FPL has been engaged to provide the Committee with relevant data concerning the marketplace, benchmarking against our peer group and FPL’s own independent analysis and recommendations concerning executive compensation and was paid approximately $49,100 for these services in 2018. At the direction of the Nominating and Corporate Governance Committee of the Board, the Company also engaged affiliates of FPL to assist the Company and the Board of Directors in developing talent assessment and development programs, and to assist the Nominating and Corporate Governance Committee in identifying potential candidates to the Board of Directors. The Company paid affiliates of FPL approximately $145,500 for these additional services in 2018. The Committee does not believe the additional services provided by affiliates of FPL create any conflict of interest.

Peer Group Benchmarking
The Committee benchmarks named executive officer compensation in relation to a peer group of public equity REITs identified by FPL as being comparable to the Company based on one or more of the following factors:
•
similarity to Omega in terms of property focus;

•
net lease structure;

•
market capitalization; and

•
geographic business region.

Since 2015, the Committee has endeavored to minimize changes to the peer group to maintain consistency of year over year comparisons. For 2018, the Committee made minimal changes to the peer group, adding Healthcare Realty Trust Incorporated and Welltower Inc. based on its healthcare focus and removing Care Capital Properties because it was acquired in 2017, and therefore, no longer a suitable peer.
2018 Peer Group
Duke Realty Corporation	Medical Properties Trust, Inc.
EPR Properties	National Retail Properties, Inc.
Federal Realty Investment Trust	Realty Income Corporation
HCP, Inc.	Spirit Realty Capital, Inc.
Healthcare Realty Trust Incorporated	Ventas, Inc.
Healthcare Trust of America, Inc.	W.P. Carey Inc.
Lexington Realty Trust	Welltower Inc.
Omega as Compared to 2018 Peer Group
($ in billions as of December 31, 2018)

Market Capitalization ($MM)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
WELL
VTR
O
HCP
WPC
DRE
FRT
NNN
OHI
MPW
HTA
EPR
HR
SRC
LXP

Compensation Setting Process
The Committee uses data and information provided by FPL, including comparisons of Omega’s executive compensation programs to those of Omega’s peer group, to assist the Committee in undertaking a comprehensive annual review to establish base salaries and the terms and conditions of annual cash bonus opportunities, and long-term incentive awards of our executive officers. In addition, our Chief Executive Officer provides the Committee information regarding management’s performance as well as other factors the Chief Executive Officer believes should impact the compensation of our named executive officers. The

Committee also requests and receives recommendations from our Chief Executive Officer regarding the compensation for each of the named executive officers and the business and performance targets for long-term incentive awards and annual cash bonuses for each named executive officer.
Market data provided by FPL is an important tool for analysis and decision-making. The Committee takes into account the recommendations of FPL and our Chief Executive Officer in applying its own independent judgment in determining the compensation of our named executive officers. In reaching compensation decisions, the Committee also considers the decision-making responsibilities of each position and the experience, work performance, team-building and talent development skills of each named executive officer, as well as the Company’s overall performance and the achievement of our strategic objectives and budgets during the prior year. The ultimate determination of the compensation that will be paid to our named executive officers and the elements that comprise that compensation are made solely by the Committee.
Components of Our Executive Compensation Program
Our named executive officers’ compensation currently has three primary components, which are discussed in more detail below:
•
annual base salary,

•
annual cash incentive awards, and

•
annual long-term equity incentive awards.

Variable pay constitutes the majority of our executives’ compensation, which allows the Committee to reward superior performance and penalize under-performance, while the long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with the interests of our stockholders. With respect to the aggregate annual long-term incentive opportunity, compensation for threshold and high performance has been designed to approximate 75% and 150%, respectively, of compensation for target performance.
Objectives and Important Features of Our Executive Compensation Program
	Link to Program Objectives	Type of Compensation	Important Features
Base Salary	• Fixed level of cash compensation to attract and retain key executives in a competitive marketplace • Preserves an executive’s commitment during downturns	Cash	• Determined based on evaluation of individual executives, compensation internal pay equity and a comparison to the peer group
Annual Cash Bonus
•
Target cash incentive opportunity (set as a percentage of base salary) to encourage achievement of annual Company financial and operational goals

•
Assists in attracting, retaining and motivating executives in the near term

Cash
•
Majority (60% for 2018) of incentive opportunity based on objective performance measures, which includes Adjusted FFO, FAD per Share and Tenant Quality

•
A portion (40% for 2018) of the payout is also based on individual performance

	Link to Program Objectives	Type of Compensation	Important Features
Long-Term Incentives Program: RSUs (Time-based)
•
Focuses executives on achievement of long-term financial and strategic goals and TSR, thereby creating long-term stockholder value

•
Assists in maintaining a stable, continuous management team in a competitive market

•
Maintains stockholder- management alignment

•
Easy to understand and track performance

•
Limits dilution to existing stockholders relative to utilizing options

		Long-Term Equity	• 40% of target annual long-term incentive awards in 2018 • Provides upside incentive in up market, with some down-market protection • Three-year cliff-vest (subject to certain exceptions)
Long-Term Incentives Program: PRSUs and Profits Interest Units (Performance- based)		Long-Term Equity
•
60% of target annual long-term incentive award in 2018

•
Three-year performance periods with the actual payout based on TSR and Relative TSR performance

•
Provides some upside in up- or down-market based on relative performance

•
Direct alignment with stockholders

•
Additional vesting once earned (25% per calendar quarter) for enhanced retention

Long-Term Equity Incentive Program
Total Shareholder Return and Relative Total Shareholder Return Drive Actual Realized Pay
Our TSR and Relative TSR drive a significant portion of what Omega’s named executive officers actually earn over time while management’s performance against strategic, operational, capital allocation and management goals drives the Committee’s annual compensation decisions. The Committee believes that the long-term equity incentive program’s design reflects a high degree of rigor, aligns management’s focus on achieving the Company’s strategy with the TSR and Relative TSR expectations of our stockholders and provides executives with quantifiable incentives and an opportunity to acquire meaningful levels of ownership of our common stock. Based on advice from FPL, the Committee also believes that the long-term equity incentive program’s design is competitive as compared with current market practice in the REIT industry for similar plans and provides an appropriate risk-reward trade-off.
Overview of Long-Term Equity Incentives
The Committee makes annual grants of equity awards to each named executive officer that are earned over a three-year period running from January 1 of the year of grant.
A percentage of each named executive officer’s annual grant is earned based on the Company’s performance over the three-year period (the “Performance-based Portion”), and a percentage is earned based on the officer’s continuing employment (subject to certain exceptions) over the three-year period (the “Time-based Portion”). For awards granted in 2016 and later, the Performance-based Portion of each equity award was 60% (expressed as a dollar amount at the target performance level) and the Time-based Portion was 40%.

Of the Performance-based Portion of the annual equity award:
•
50% of the value (at the target level) is earned based on the Company’s TSR over the three-year performance period. These awards were in the form of the performance-based restricted stock units (“PRSUs”) before 2015 and have been in the form of ”Profits Interest Units” (which are potentially convertible into our common stock) for 2015 through 2018; and

•
the other 50% of the value (at the target level) is earned based on the Company’s Relative TSR over the three-year performance period. These awards are in the form of PRSUs.

The Time-based Portions of the annual equity awards are in the form of restricted stock units (“RSUs” or “time-based RSUs”).
Additional details of the 2018 annual equity award grants for our named executive officers are discussed under the heading “Our Compensation Decisions and Results for 2018 — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018.”
Year-over-Year Changes
The Committee annually reviews the structure of the Company’s long-term equity incentive program to ensure its competitiveness externally as well as effectiveness internally in supporting the Company’s compensation philosophy. The Committee receives input from FPL and also considers evolving best practices and stockholder feedback. As a result, despite the historically high level of stockholder support with the Company’s executive compensation program, the Committee has proactively made enhancements to the long-term incentive program, as outlined in the table below.
Year	Program Enhancements
2016
•
Increased the emphasis on performance-based awards by moving from a mix of 50%/50% of performance- and time-based awards, respectively, to a mix of 60%/40% of performance- and time-based awards, respectively

•
Increased the rigor of the Relative TSR comparison by adding an additional 50 bps of required performance at target

•
Based equity award values on grant date fair value in comparison to the peer group to align with SEC disclosure requirements rather than on the basis of projected estimated economic value

•
Changed Relative TSR Comparator from MSCI U.S. REIT Index to the FTSE NAREIT Health Care Index to better compare our performance with that of our direct peers

2018
•
Increased the rigor of the TSR performance hurdles on a one-time basis for 2018 awards only in light of our stock price performance for 2017, moving from threshold, target and high hurdles of 8%, 10%, and 12%, respectively, up to 12%, 14%, and 18%, respectively

2019
•
Decreased the amount of the annual cash bonus incentive tied to subjective performance criteria from 40% to 30% of the overall opportunity, thereby putting more weight on objective performance criteria

•
Adopted a clawback policy allowing the Company, in the event of a financial restatement, to recover certain incentive compensation paid to executive officers

Our Compensation Decisions and Results for 2018
2018 Annual Base Salaries
The Committee established annual base salaries for the named executive officers for 2018 to be generally in line with the approximate median for our peer group, based on analysis provided by FPL, with appropriate adjustments to preserve internal pay equity. The annual base salaries for our named executive officers for 2018 were increased by 2% over 2017 and are set forth below:

Name	2018 Base Salary
C. Taylor Pickett	$780,300
Daniel J. Booth	$504,600
Steven J. Insoft	$494,200
Robert O. Stephenson	$483,800
Michael D. Ritz	$332,900
2018 Annual Cash Incentive Opportunities
The Committee established the following annual cash bonus opportunities for 2018 for our named executive officers:
Name	Annual Incentive (% of Base Salary)
	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	100%
Stephen J. Insoft	50%	75%	100%
Robert O. Stephenson	50%	75%	100%
Michael D. Ritz	50%	75%	100%
2018 Annual Cash Incentive Performance Goals and Results
Annual Cash Incentive Performance Goal #1: Adjusted FFO per Share
Weighting	Threshold	Target	High	2018 Results
15%	$2.96	$3.01	$3.06	$3.04
Why is this metric important?   Adjusted FFO per share is important as it is used as a supplemental measure of Omega’s operating performance.
How is this metric calculated?   Adjusted FFO is calculated as FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items, where FFO is calculated in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.
Performance:   In 2018, Omega achieved $3.04 in Adjusted FFO per share, resulting in an achievement between the target and high hurdles.
Annual Cash Incentive Performance Goal #2: FAD per Share
Weighting	Threshold	Target	High	2018 Results
15%	$2.64	$2.69	$2.74	$2.70
Why is this metric important?   FAD per share is important as it provides an enhanced measure of the operating performance of Omega’s core portfolio.
How is this metric calculated?   FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent.
Performance:   In 2018, Omega achieved $2.70 FAD per share, resulting in an achievement between the target and high hurdles.

Annual Cash Incentive Performance Goal #3: Tenant Quality
Weighting	Threshold	Target	High	2018 Results
30%	98%	98.5%	99%	98.25%
Why is this metric important?   Tenant quality is important as it helps to measure the financial strength of our tenants and the quality of our underwriting, and accordingly, the reliability of our projected income stream.
How is this metric calculated?   Calculated as the percentage of actual cash collected (within 30 days of the due date) in relation to the Board approved 2018 budgeted operator cash lease and mortgage revenue.
Performance:   In 2018, Omega achieved 98.25% tenant quality, resulting in an achievement between the threshold and target hurdles.
Annual Cash Incentive Performance Goal #4: Committee’s Assessment of Individual Performance
Weighting
40%
Why is this metric important?   It allows the Committee to consider other financial and non-financial factors and to recognize and appropriately reward each officer’s particular contributions to the success of Omega.
Performance:   The percentages earned under the individual performance metric and material factors considered include the following:
C. Taylor Pickett — 75% of maximum
•
Spearheaded MedEquities acquisition effectively

•
Knows and uses industry data effectively

•
Provides excellent thought leadership

•
Improved the human resource function

•
Realigned and improved effectiveness of reporting structure

Daniel J. Booth — 77% of maximum
•
Effectively managed a significant number of troubled situations

•
Sourced and successfully closed a number of transactions

•
Managed the diligence and high level MedEquities communications

Stephen J. Insoft — 71% of maximum
•
Managed the Maplewood relationship and the development of various properties including Inspir at Carnegie Hill

•
Performs well as an integral member of the data management team

Robert O. Stephenson — 77% of maximum
•
Developed and improved investor relations function

•
Continued to improve corporate back office

•
Made a significant contribution to the MedEquities acquisition effort

Michael D. Ritz — 75% of maximum
•
Continued to improve and find value added opportunities in the accounting function

•
Made an important contribution in developing the MedEquities deal structure and considering related accounting ramifications

Accordingly, the Committee approved the following cash bonuses relating to 2018 performance:
Adjusted FFO per share (15%)
Executive	Threshold	Target	High	Actual
	$2.96	$3.01	$3.06	$3.04
C. Taylor Pickett	$117,045	$146,306	$234,090	$206,701
Daniel J. Booth	$37,845	$56,768	$75,690	$69,786
Steven J. Insoft	$37,065	$55,598	$74,130	$68,348
Robert O. Stephenson	$36,285	$54,428	$72,570	$66,910
Michael D. Ritz	$24,968	$37,451	$49,935	$46,040
FAD per share (15%)
Executive	Threshold	Target	High	Actual
	$2.64	$2.69	$2.74	$2.70
C. Taylor Pickett	$117,045	$146,306	$234,090	$165,794
Daniel J. Booth	$37,845	$56,768	$75,690	$60,968
Steven J. Insoft	$37,065	$55,598	$74,130	$59,712
Robert O. Stephenson	$36,285	$54,428	$72,570	$58,455
Michael D. Ritz	$24,968	$37,451	$49,935	$40,223
Tenant Quality (30%)
Executive	Threshold	Target	High	Actual
	98%	98.5%	99%	98.25%
C. Taylor Pickett	$234,090	$292,613	$468,180	$263,351
Daniel J. Booth	$75,690	$113,535	$151,380	$94,613
Steven J. Insoft	$74,130	$111,195	$148,260	$92,663
Robert O. Stephenson	$72,570	$108,855	$145,140	$90,713
Michael D. Ritz	$49,935	$74,903	$99,870	$62,419
Subjective (40%)
Executive	Threshold	Target	High	Actual
C. Taylor Pickett	$312,120	$390,150	$624,240	$468,164
Daniel J. Booth	$100,920	$151,380	$201,840	$154,633
Steven J. Insoft	$98,840	$148,260	$197,680	$140,277
Robert O. Stephenson	$96,760	$145,140	$193,520	$149,922
Michael D. Ritz	$66,580	$99,870	$133,160	$100,318
FFO, Adjusted FFO and FAD are non-GAAP financial measures. The Company believes that FFO, Adjusted FFO and FAD are important supplemental measures of its operating performance. The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Depreciation adjustments are made because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.
Adjusted FFO is calculated as FFO excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. The Company believes these measures provide an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Adjusted FFO and FAD are not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.
These non-GAAP measures are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on these non-GAAP measures as substitutes for any GAAP measure, including net income. A reconciliation of FFO, Adjusted FFO and FAD to the most comparable GAAP measure is fully set forth in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 11, 2019.
Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018
As discussed under the heading “Components of Omega’s Executive Compensation Program — Long-Term Equity Incentive Program — Overview of Long-Term Equity Incentives,” the Committee granted an annual equity award to each named executive officer for 2018 that is earned over a three-year period running from January 1, 2018. The grant is split based on the target value of the executive’s long-term incentive award opportunity, which is comprised 60% of performance-based units and 40% of restricted stock units (RSUs or time-based RSUs) that vest based on time in service over a three-year period. The performance-based units are comprised 50% of performance-based restricted stock units (based on target value) that are earned based on Relative TSR (PRSUs) and 50% of Profits Interest Units that are earned based on TSR. The following illustration visually depicts the construct of our 2018 annual long-term equity incentive program, which is further detailed below.
Time-based RSUs
The time-based RSU award is subject to three-year cliff vesting running from January 1, 2018 and is subject to the named executive officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” or resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”). If the Qualifying Termination is not in connection with a “Change in Control” (as defined in the award agreement), the executive officer will vest in one-third of the RSUs for each year or partial year of service performed during the three-year vesting period. If the Qualifying Termination occurs after, or within 60 days before, a Change in Control, vesting will be accelerated 100%. Dividend equivalents accrue on the RSUs and are paid currently on unvested and vested units. Vested RSUs are paid in Company common stock upon vesting.
Relative TSR Performance-Based Restricted Stock Units
The PRSUs are earned based on the Company’s TSR over the three-year performance period beginning January 1, 2018, relative to the FTSE NAREIT Equity Health Care Index.
The Committee set the PRSU payout levels so that the aggregate long-term equity incentive opportunity, including time-based RSUs, would be 0.75x, 1.0x, and 1.5x at threshold, target, and high, respectively. The grant date fair value of the time-based RSUs is subtracted from the aggregate long-term equity incentive opportunity at each of the threshold, target and high levels to arrive at the performance-based long-term incentive opportunity and 50% of the grant date fair value of the performance-based long-term incentive opportunity at each performance level is represented by PRSUs, with the other 50% being represented by Profits Interest Units. If Relative TSR achievement falls below the threshold hurdles, no PRSU award will be earned. If Relative TSR performance falls between threshold and target or target and high achievement levels, the number of PSRUs earned will be determined by an interpolation formula. The starting and ending stock prices used in the achievement calculations are the November and December average closing price per share before the beginning and at the end of the performance periods.
The number of shares earned under the PRSUs will be determined as of the last day of the performance period. 25% of the earned PRSUs vest on the last day of each calendar quarter in the year following the end of the three-year performance period, subject to the named executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a Change in Control. If the Qualifying Termination is not in connection with a Change in Control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after the end of the three-year performance period. If a Change in Control occurs, the performance period will end on the date of the Change in Control. If the named executive officer is employed on the date of the Change in Control or has a Qualifying Termination within 60 days before the Change in Control, the PRSUs will be earned and vested on the date of the Change in Control only to the extent that the TSR and Relative TSR performance goals are satisfied as of the date of the Change in Control.
The earned and vested PRSUs will be paid in Company common stock within ten (10) days following vesting or on the date of a Change in Control, if earlier.
Dividend equivalents accrue on PRSUs that are subsequently earned at the end of the performance period and are then paid currently, before vesting.
TSR Performance-Based Profits Interest Units
In 2015, the Committee began granting “Profits Interest Units” (formerly called “LTIP Units”), which are earned based on the Company’s TSR over the three-year performance period. Profits Interest Units are limited partnership units structured as profits interests of Omega OP. Pursuant to Omega OP’s partnership agreement, Profits Interest Units are convertible into OP Units, at the election of the holder or Omega OP, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of Profits Interest Units for federal income tax purposes. Each OP Unit is redeemable at the election of the holder for cash equal to the then fair market value of one share of Omega common stock, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, and further subject to adjustment as set forth in the partnership agreement. Omega OP was formed in 2015, and as a result, that was the first year that the granting of Profits Interest Units was possible. The Committee granted TSR-based Profits Interest Units to the named executive officers in lieu of TSR-based PRSUs primarily because the Profits Interest Units could provide tax advantages to the named executive officers as compared to PRSUs. Many REITs that have similar structures as Omega grant, in lieu of PRSUs, limited partnership interests in an operating partnership similar to Profits Interest Units.
The Profits Interest Units are subject to similar rules regarding how they are earned and vested as apply to PRSUs as discussed above, except that the performance goals are based solely on the Company achieving the levels of TSR over the three-year performance period as shown in the table below. The Committee set the Profits Interest Unit payout levels so that the aggregate long-term equity incentive opportunity, including time-based RSUs, would be 0.75x, 1.0x, and 1.5x at threshold, target, and high, respectively.
In 2018, the Compensation Committee made a one-time adjustment to increase the performance hurdles of TSR to account for the prior year’s subpar performance. Based on a review of peer long-term plans that use a TSR measurement, FPL advised the Committee that with this adjustment Omega’s performance hurdles were the most rigorous hurdles within its peer group. The charts below contain the required performance levels and resulting payouts for the TSR component of the long-term incentive program for 2017 and 2018.
While the named executive officers hold Profits Interest Units that are both unvested and unearned, they will receive distributions from Omega OP when a distribution is paid to holders of OP Units of an amount per Profits Interest Unit (the “Interim Distribution”), and a corresponding percentage allocation of net income and net loss under the partnership agreement of Omega OP, equal to (i) 10% of distributions and allocations in the ordinary course and (ii) 0% of distributions and allocations not in the ordinary course. Providing for initial minimal ordinary course distributions and allocations of 10% while the Profits Interest Units are unearned is an approach that has been used by other REITs to ensure that the units will satisfy the requirements under federal tax law to be treated as profits interests.
Additionally, after any Profits Interest Units become earned (but not necessarily vested), the named executive officer will receive a distribution from Omega OP (and a corresponding allocation of net income and net loss per earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid if the Profits Interest Unit had been an OP Unit on January 1 of the year of grant over (ii) the Interim Distribution per Profits Interest Unit. Thereafter, the named executive officer will receive distributions and allocations of net income and net loss pursuant to the partnership agreement of Omega OP.

Performance Results for Long-Term Equity Incentives as of December 31, 2018
Our Relative TSR and TSR for purposes of calculating long-term incentive performance are based on November and December average closing stock prices before the beginning and at the end of the three year performance period. As a result, the numbers in the chart immediately above are different than shown in the 3 Year Total Return bar chart under “TSR Annualized Performance for the Multi-Year Periods ending December 31, 2018.”
Summary of Performance Results as of December 31, 2018 for Long-Term Equity Incentives
Our Relative TSR for the three-year performance period ending December 31, 2018 of 240 basis points in excess of the FTSE NAREIT Equity Health Care Index was between the target performance level of  +50 basis points and the high performance level of  +350 basis points. Therefore, the Relative TSR-based equity incentives for that period were earned at an interpolated level between the target and high level of performance. In addition, our Relative TSR for the one and two periods ending December 31, 2018 is tracking above the required level of performance for earning the Relative TSR-based equity incentives for the three-year performance periods ending 2019 and 2020 at the high level. The required high level for the three-year performance period ending in 2019 and 2020 is 300 basis points in excess of the index.
Our TSR for the three-year performance period ending December 31, 2018 of 10.52% was between the target level of performance of 10% and the high level of performance of 12%. Therefore, the TSR-based equity incentives for that period were earned at an interpolated level between the target and high level of performance. In addition, Omega’s TSR for the one and two periods ending December 31, 2018 is tracking above the required level of performance level for earning the TSR-based equity incentives (i) for the three-year performance period ending 2019 at the high level and (ii) for the three-year performance period ending 2020 between the target and high levels. The required high level for the three-year performance period ending in 2019 is 12% and for the three-year performance period ending in 2020 is 18%.
Our Compensation Decisions for 2019
Consideration of Market Data
For 2019, the Committee maintained the same peer group composition as the prior year.
FPL determined that median aggregate total compensation for the top five named executive officers for the 2019 peer group had increased on average by 4% over the level for the prior year. The Committee decided to increase the base salary and bonus opportunity of each of Omega’s named executive officers by 2.5% for 2019. The Committee also increased the long-term incentive compensation opportunities of Mr. Booth, Mr. Insoft and Mr. Stephenson by 2.5%. The Committee increased the long-term incentive compensation opportunity of Mr. Pickett by 13% to bring Mr. Pickett’s total annual compensation at the target level of performance up to the median level of the chief executive officers of the peer group. The Committee increased the long-term incentive compensation opportunity of Mr. Ritz by 15% to bring his total annual compensation at the target level of performance closer to the median level of the fifth highest compensated executive officer of each company in the peer group.

2019 Annual Base Salaries
The Committee established the following annual base salaries for 2019 for each of our named executive officers:
Name	2018 Base Salary	2019 Base Salary	Increase
C. Taylor Pickett	$780,300	$799,800	2.5%
Daniel J. Booth	$504,600	$517,200	2.5%
Steven J. Insoft	$494,200	$506,600	2.5%
Robert O. Stephenson	$483,800	$495,900	2.5%
Michael D. Ritz	$332,900	$341,200	2.5%
2019 Annual Cash Incentive Opportunities
The annual cash bonus opportunities for 2019 as a percentage of annual base salary for each of the top five executive officers at the various performance levels remain the same as for 2018.
For 2019, the Committee made some changes to the annual cash bonus performance measures and weighting that it used to determine annual cash bonuses for 2018 performance. For 2019, the Committee deleted the AFFO per share performance measure (15% weighting for 2018) and increased the FAD per share weighting from 15% for 2018 to 30% for 2019. The Committee made this change because it viewed the AFFO and FAD performance measures as similar. The FAD per share performance goal for 2019 was based on Omega’s operating budget for 2019 which includes the pro forma effect of the acquisition of MedEquities. The Committee also added a leverage performance measure to emphasize the importance of debt management to Omega’s business. Finally, the Committee reduced the subjective performance measure weighting from 40% for 2018 to 30% for 2019. The Committee did this because it believes that objective financial data are the most relevant indicators of performance and therefore should be more heavily weighted. The tenant quality measure weighting for 2018 remained the same for 2019 as for 2018, i.e., 30%. Below is a comparison of the performance measures for 2018 and 2019 and the weightings.
2018 Annual Cash Incentive Performance Measures2019 Annual Cash Incentive Performance Measures
% of Bonus Opportunity	Measure	% of Bonus Opportunity	Measure
15%	Adjusted FFO per share	10%	Leverage
15%	FAD per share	30%	FAD per share
30%	Tenant quality	30%	Tenant quality
40%	Subjective	30%	Subjective
Leverage is a non-GAAP financial measure which equals funded debt/adjusted pro forma annualized EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA eliminates items such as acquisition costs and stock-based compensation expense and adds back certain non-cash expenses, if any, to EBITDA. Adjusted pro forma EBITDA adds to adjusted EBITDA the incremental EBITDA from (i) new investments and divestitures made during the 4th quarter assuming an October 1st purchase or sale date and (ii) inception to date funding of construction in progress multiplied by the estimated contractual quarterly yield assuming an October 1st in-service date. EBITDA, adjusted EBITDA, adjusted pro forma EBITDA and related ratios are non-GAAP financial measures. Annualized EBITDA, adjusted annualized EBITDA, and adjusted pro forma EBITDA assume the current quarter results multiplied by four, and are not projections of future performance.
Long-Term Equity Incentives for Three-Year Period commencing January 1, 2019
The Committee approved grants to the named executive officers of long-term incentive compensation awards effective January 1, 2019. For determining the amount of the 2019 grants, the Committee used an approach similar to that used for determining the amount of the 2018 grants, except that the long-term incentive opportunity of each of our five executive officers was increased for 2019 as discussed under the heading “Omega’s Compensation Decisions for 2019 -Consideration of Market Data.” Subsequent to the one

time increase to the TSR performance hurdles for 2018 as previously noted, and subsequent to Omega’s industry leading TSR performance in 2018, in calibrating the 2019 TSR-based grants the Committee reverted back to the traditional performance goals used, as shown in the table immediately below. Except for this change, the material terms (other than amounts) of the 2019 grants of long-term incentive awards are substantially similar to the 2016, 2017 and 2018 long-term incentive awards.
2016, 2017 and 2019 Long-Term Incentive Awards Performance Goals
TSR-Based Profits Interest Units	Threshold	Target	High
TSR	8%	10%	12%
Other Matters
Clawback Policy
The Board has adopted a recoupment policy that allows the Company to recover incentive compensation paid to our executive officers in certain situations. Under this policy, if we are required to restate financial results due to material noncompliance with financial reporting requirements, the Board of Directors may, in its discretion, require executive officers to repay certain incentive compensation received in the three completed fiscal years prior to the year in which it was determined that a restatement was required. Incentive compensation is potentially subject to recovery to the extent that the compensation paid based on erroneous financial reporting measures exceeded what would have been paid based on the data used in the restated financial restatements. In addition, incentive compensation that was paid based on the subjective determination of the Compensation Committee of an executive officer’s performance is also potentially subject to recovery. Any right of recovery under the policy is in addition to any other legal rights of recovery and remedies that the Company may have, including under the Sarbanes-Oxley Act of 2012 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Other Benefits
All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to make contributions. We make an annual matching contribution of 100% of the amount that the employee contributes to the plan up to the first 6% of each employee’s annual compensation up to $280,000 (for 2019, indexed by the IRS for later years). We also provide competitive benefit packages to all full-time employees that includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits.
Beginning with the 2019 long-term equity incentive grants, the Committee approved a program that would allow each officer to elect to receive (i) time-based Profits Interest Units in lieu of all or a part of the time-based RSUS and (ii) performance-based Profits Interest Units in lieu of all or a part of the performance-based PRSUS. The Profits Interest Units have the same value from an accounting perspective and have substantially similar terms and conditions as the RSUs or PRSUs that they replace. In addition, in 2018 the Committee approved a non-qualified deferred cash compensation plan that allows officers to elect to defer receipt of all or a portion of annual cash bonuses or annual base salary. We will maintain a recordkeeping account for each officer who elects to defer under the plan that will be adjusted with the rate of return applicable to the plan investments. However, the plan is unfunded and the assets of the plan therefore constitute the general assets of the Company.
Tax Deductibility of Executive Compensation
Before January 1, 2018, Section 162(m) of the Internal Revenue Code disallowed a federal income tax deduction for compensation over $1 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation was performance-based and the performance goals were approved by our stockholders. Effective January 1, 2018, Section 162(m) was amended to disallow a federal income tax deduction for compensation over $1 million to any of the named executive officer, regardless of whether the compensation is performance-based. Under a transition rule, Section 162(m) as in effect before the amendment continues to apply to compensation payable to a binding written contract in effect on November 2, 2017 that is not materially modified. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.
Risks Associated with Compensation
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks.
The Committee considered various factors that have the effect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:
•
The Company adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;

•
The Company has strong internal financial controls;

•
Base salaries are consistent with each named executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•
The determination of incentive awards is based on a review of a variety of performance indicators as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•
The design of our long-term compensation program rewards named executive officers for driving sustainable growth for stockholders over three-year performance periods;

•
The vesting periods for equity compensation awards encourage named executive officers to focus on stock price appreciation and maintaining dividends; and

•
The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

Compensation Committee Report
The following is a report by the Compensation Committee regarding our executive officer compensation program.
The Compensation Committee has reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” above and, based on such review and discussion, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in this change to Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Compensation Committee of the Board of Directors

Edward Lowenthal, Chairman
Barbara Hill
Stephen D. Plavin

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
The following tables provide information relating to the compensation of our “named executive officers” for the last three fiscal years. Our named executive officers for 2018 are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.
Summary Compensation Table
Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($)(1) (D)	Stock Awards ($)(2) (E)	Option Awards ($) (F)	Non-Equity Incentive Plan Compensation ($)(3) (G)	All Other Compensation ($)(4) (I)	Total ($) (J)
C. Taylor Pickett Chief Executive Officer	2018	780,300	468,154	4,681,523	—	635,846	16,500	6,582,323
	2017	765,000	612,000	4,590,044	—	—	16,200	5,983,244
	2016	750,000	360,000	4,500,019	—	1,050,000	35,567	6,695,586
Daniel J. Booth Chief Operating Officer	2018	504,600	154,633	2,497,546	—	225,367	16,500	3,398,646
	2017	494,700	197,880	2,448,025	—	—	16,200	3,156,805
	2016	485,000	145,500	2,400,005	—	339,500	26,389	3,396,394
Steven J. Insoft Chief Corporate Development Officer	2018	494,200	140,277	2,341,560	—	220,723	16,500	3,213,260
	2017	484,500	193,800	2,295,024	—	—	16,200	2,989,524
	2016	475,000	142,500	2,250,009	—	332,500	25,733	3,225,742
Robert O. Stephenson Chief Financial Officer	2018	483,800	149,922	2,185,530	—	216,078	16,500	3,051,830
	2017	474,300	189,720	2,142,039	—	—	16,200	2,822,259
	2016	465,000	139,500	2,100,006	—	325,500	25,078	3,055,084
Michael D. Ritz Chief Accounting Officer	2018	332,900	100,318	780,043	—	148,682	16,500	1,378,443
	2017	326,400	130,560	765,022	—	—	16,200	1,238,182
	2016	320,000	76,800	750,004	—	179,200	19,178	1,345,182

(1)
Bonuses are reported in the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments, for 2018 described under Compensation Discussion and Analysis — Compensation Decisions and Results for 2018 — 2018 Annual Cash Incentive Opportunities.

(2)
Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). The fair value of PRSUs and Profits Interest Units is based on the probable outcome of the performance conditions as of the grant date. For 2018, includes the grant date fair value of the RSUs, PRSUs and Profits Interest Units granted January 2018. For 2017, includes the grant date fair value of the RSUs, PRSUs and Profits Interest Units granted January 2017. For 2016, includes the grant date fair value of the RSUs, PRSUs and Profits Interest Units granted March 2016. See Note 18 — “Stock-Based Compensation” in the Omega Annual Report on Form 10-K for the year ended December 31, 2018 for a detailed description of the assumptions that were used in determining the dollar amounts recognized for financial statement reporting purposes of the PRSUs and Profits Interest Units.

(3)
Bonuses are reported in the year earned, whether or not paid before year end. Represents the objective performance components (adjusted FFO per share, FAD per share and tenant quality for 2018 and 2017; adjusted FFO per share and tenant quality for 2016) of annual cash incentive program payments, described for 2018 under Compensation Discussion and Analysis — Compensation Decisions and Results for 2018 — 2018 Annual Cash Incentive Opportunities.

(4)
“All Other Compensation” reflects 401(k) matching contributions. The RSU awards accrue dividend equivalents from January 1 of the year of grant. The amount of the cash payments from such January 1 until the date of grant is included in “All Other Compensation.” In accordance with SEC rules, dividend equivalents associated with PRSUs are generally not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

Grants of Plan Based Awards
The following table contains information relating to the plan based awards grants made in 2017 to our named executive officers and is intended to supplement the 2018 Summary Compensation Table above.
	Date of Compensation Committee Action		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
Name Grant Type		Grant Date	Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)
C. Taylor Pickett:
Cash Bonus-Objective(2)	12/19/2017	1/1/2018	468,180	585,225	936,360
RSUs(3)	12/19/2017	1/1/2018							1,248,388
PRSUs(4)	12/19/2017	1/1/2018				26,540	47,952	103,311	1,716,593
Profits Interest Units (5)	12/19/2017	1/1/2018				62,996	111,562	234,892	1,716,542
Daniel J. Booth:
Cash Bonus-Objective(2)	12/19/2017	1/1/2018	151,380	227,070	302,760
RSUs(3)	12/19/2017	1/1/2018							666,000
PRSUs(4)	12/19/2017	1/1/2018				14,159	25,582	55,115	915,778
Profits Interest Units(5)	12/19/2017	1/1/2018				33,608	59,518	125,314	915,768
Steven J. Insoft:
Cash Bonus-Objective(2)	12/19/2017	1/1/2018	148,260	222,390	296,520
RSUs(3)	12/19/2017	1/1/2018							624,387
PRSUs(4)	12/19/2017	1/1/2018				13,274	23,985	51,674	858,602
Profits Interest Units(5)	12/19/2017	1/1/2018				31,509	55,801	117,487	858,570
Robert O. Stephenson:
Cash Bonus-Objective(2)	12/19/2017	1/1/2018	145,140	217,710	290,280
RSUs(3)	12/19/2017	1/1/2018							582,801
PRSUs(4)	12/19/2017	1/1/2018				12,390	22,386	48,230	801,378
Profits Interest Units(5)	12/19/2017	1/1/2018				29,409	52,082	109,657	801,351
Michael D. Ritz:
Cash Bonus-Objective(2)	12/19/2017	1/1/2018	99,870	149,805	199,740
RSUs(3)	12/19/2017	1/1/2018							208,010
PRSUs(4)	12/19/2017	1/1/2018				4,442	7,990	17,214	286,021
Profits Interest Units(5)	12/19/2017	1/1/2018				10,496	18,589	39,138	286,012

(1)
Represents the fair value as of the applicable grant date. See the Stock Vested table below for information regarding amounts earned with respect to awards vesting in 2018.

(2)
Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of Omega’s annual cash incentive program for 2018. Based on actual performance, bonus payments were made under the objective metric components for 2018. For more information regarding annual bonus opportunities including the subjective component, see Compensation Discussion and Analysis — Compensation Decisions and Results for 2018 — 2018 Annual Cash Incentive Opportunities.

(3)
RSUs subject to three-year cliff vesting on December 31, 2020 subject to continued employment on the vesting date except in the case of a Qualifying Termination not in connection with a change in control, in which case one-third of the RSUs vest for each year or partial year worked in the three-year period, or in connection with a change in control, in which case the RSUs fully vest. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. See Compensation Discussion and Analysis — Components of Omega’s Executive Compensation Program — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018 — Time-based RSUs.

(4)
Reflects the range of shares that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of PRSUs that will be earned depends on the level of Relative TSR over the three-year performance period ending December 31, 2020 (unless a change in control occurs before that date). Vesting occurs in four equal quarterly installments in 2021, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2021, the previously earned PRSUs immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently are earned. Accrued dividend equivalents are only payable if and to the extent the PRSUs are earned. See Compensation Discussion and Analysis — Components of Omega’s Executive Compensation Program — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018 — Relative TSR Performance-Based Restricted Stock Units.
(5)
Reflects the range of Profits Interest Units that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of Profits Interest Units that will be earned depends on the level of TSR over the three-year performance period ending December 31, 2020 (unless a change in control occurs before that date). Vesting occurs in four equal quarterly installments in 2021, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2021, the previously earned Profits Interest Units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the Profits Interest Units will be earned and vested on the date of the change in control. Each unvested and unearned Profits Interest Unit entitles the holder to receive distributions equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course. Each Earned Profits Interest Unit entitles the holder to receive a distribution (and a corresponding allocation of Net Income and Net Loss per Earned Profits Interest Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per Profits Interest Unit if the Profits Interest Unit had been an OP Unit on January 1, 2018 over (ii) the Interim Distribution per Profit Interest Unit. In addition, each earned Profits Interest Unit entitles the holder to receive distributions and allocations of Net Income and Net Loss that accrues following the date that the Profits Interest Units become an Earned Profits Interest Unit pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above. See Compensation Discussion and Analysis, Components of Omega’s Executive Compensation Program — Long-Term Equity Incentives for Three-Year Period commencing January 1, 2018 — TSR Performance-Based Profits Interest Units.

Outstanding Equity Awards at Fiscal Year End
The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018. Since the information is set forth as of December 31, 2018, it does not include equity awards that vested or forfeited as of December 31, 2018 or awards granted in 2019. There are no options outstanding.
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Taylor Pickett	2016-2018 Profits Interest Units	77,349	3,243,708	—	—
	2016-2018 Relative PRSUs(3)	79,496	3,393,684	—	—
	2017-2019 RSUs (4)	39,156	1,376,333	—	—
	2017-2019 Profits Interest Units(5)	—	—	67,166	2,674,013
	2017-2019 Relative PRSUs(6)	—	—	39,593	1,596,786
	2017-2019 RSUs(7)	45,330	1,593,350	—	—
	2018-2020 Profits Interest Units(8)	—	—	111,562	4,186,476
	2018-2020 Relative PRSUs(9)	—	—	47,952	1,812,106

Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Daniel J. Booth	2016-2018 Profits Interest Units(2)	41,254	1,730,028	—	—
	2016-2018 Relative PRSUs(3)	42,397	1,809,928	—	—
	2017-2019 RSUs(4)	20,883	734,037	—	—
	2017-2019 Profits Interest Units(5)	—	—	35,823	1,426,185
	2017-2019 Relative PRSUs(6)	—	—	21,115	851,568
	2018-2020 RSUs(7)	24,183	850,032	—	—
	2018-2020 Profits Interest Units(8)	—	—	59,518	2,233,472
	2018-2020 Relative PRSUs(9)	—	—	25,582	966,744
Steven J. Insoft	2016-2018 Profits Interest Units(2)	38,675	1,621,875	—	—
	2016-2018 Relative PRSUs(3)	39,747	1,696,799	—	—
	2017-2019 RSUs(4)	19,578	688,167	—	—
	2017-2019 Profits Interest Units(5)	—	—	33,584	1,337,046
	2017-2019 Relative PRSUs(6)	—	—	19,794	798,292
	2018-2020 RSUs(7)	22,672	796,921	—	—
	2018-2020 Profits Interest Units(8)	—	—	55,801	2,093,988
	2018-2020 Relative PRSUs(9)	—	—	23,985	906,393
Robert O. Stephenson	2016-2018 Profits Interest Units(2)	36,097	1,513,764	—	—
	2016-2018 Relative PRSUs(3)	37,098	1,583,714	—	—
	2017-2019 RSUs(4)	18,273	642,296	—	—
	2017-2019 Profits Interest Units(5)	—	—	31,346	1,247,947
	2017-2019 Relative PRSUs(6)	—	—	18,477	745,177
	2018-2020 RSUs(7)	21,162	743,844	—	—
	2018-2020 Profits Interest Units(8)	—	—	52,082	1,954,429
	2018-2020 Relative PRSUs(9)	—	—	22,386	845,967
Michael D. Ritz	2016-2018 Profits Interest Units(2)	12,892	540,639	—	—
	2016-2018 Relative PRSUs(3)	13,250	565,643	—	—
	2017-2019 RSUs(4)	6,526	229,389	—	—
	2017-2019 Profits Interest Units(5)	—	—	11,195	445,695
	2017-2019 Relative PRSUs(6)	—	—	6,598	266,097
	2018-2020 RSUs(7)	7,553	265,488	—	—
	2018-2020 Profits Interest Units(8)	—	—	18,589	697,571
	2018-2020 Relative PRSUs(9)	—	—	7,990	301,942

(1)
Based on closing price of our common stock as of December 31, 2018. Includes value of dividend equivalent rights accrued with respect to PRSUs and distributions accrued with respect to Profits Interest Units.

(2)
Represents annual Profits Interest Units earned (but not yet vested) for the three-year performance period ending December 31, 2018. The number of Profits Interest Units earned for the performance period is based on the level of TSR achieved over the applicable performance period. The earned Profits Interest Units vest quarterly in 2019, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control in which case the units will vest immediately.

(3)
Represents annual PRSUs earned (but not yet vested) for the three-year performance period ending December 31, 2018. The number of PRSUs earned for the performance period is based on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest quarterly in 2019, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control in which case the units will vest immediately.

(4)
Represents time-based RSUs granted as of January 2017. Each RSU award vests on December 31, 2019 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

(5)
Represents annual Profits Interest Units for the three-year performance period ending December 31, 2019 indicated at the target performance level. The number of Profits Interest Units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned Profits Interest Units vest quarterly in 2020, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2020, the previously earned Profits Interest Units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the Profits Interest Units will be earned and vested on the date of the change in control.
(6)
Represents annual PRSUs for the three-year performance period ending December 31, 2019 indicated at the target performance level. The number of PRSUs that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest in four quarterly installments in 2020, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2020, the previously earned PRSUs immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of the change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

(7)
Represents time-based RSUs granted as of January 2018. Each RSU award vests on December 31, 2020 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

(8)
Represents annual Profits Interest Units for the three-year performance period ending December 31, 2020 indicated at the target performance level. The number of Profits Interest Units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned Profits Interest Units vest quarterly in 2021, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2021, the previously earned Profits Interest Units immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the Profits Interest Units will be earned and vested on the date of the change in control.

(9)
Represents annual PRSUs granted as of January 2018 for the three-year performance period ending December 31, 2020 indicated at the target performance level. The number of PRSUs that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest in four quarterly installments in 2021, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination or change in control occurs during 2021, the previously earned PRSUs immediately vest. If the Qualifying Termination occurs during the performance period and is not in connection with a change in control, the number of units earned will be determined at the end of the performance period and vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the change in control occurs during the performance period, the performance period will end on the date of a change in control. In such case, if the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

Stock Vested for 2018
The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2018. The awards that vested in 2018 consist of time-based RSUs that vested on December 31, 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
C. Taylor Pickett(2)	—	—	34,503	1,212,780
Daniel J. Booth(2)	—	—	18,401	646,795
Steven J. Insoft(2)	—	—	17,251	606,373
Robert O. Stephenson(2)	—	—	16,101	565,950
Michael D. Ritz(2)	—	—	5,750	202,113

(1)
Represents the vesting of the above noted awards in 2018, whether or not the underlying shares were issued before year end.

(2)
The value realized was based on the closing price of our stock as of December 31, 2018.

Nonqualified Deferred Compensation
Our Deferred Stock Plan enables our directors and executive officers to defer receipt of our common stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.
Unless otherwise determined by the Compensation Committee, all common stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the common stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the terms of the plan, the Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate specified by the Compensation Committee. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred common stock is issued, or (c) to have dividend equivalents paid in cash currently when they are earned.
Messrs. Pickett and Ritz elected to defer receipt of the common stock issuable upon vesting of the 2013 transition PRSUs pursuant to the Deferred Stock Plan. No other named executive officer had a deferred compensation balance at December 31, 2018. The following table shows nonqualified deferred compensation activity for our named executive officers in 2018.

Nonqualified Deferred Compensation Activity 2018
Name	Executive Contributions in last Fiscal Year ($)	Company Contributions in last Fiscal Year ($)	Aggregate Earnings (Loss) in last Fiscal Year ($)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)(1)
C. Taylor Pickett	—	—	2,277,140	—	10,517,935
Daniel J. Booth	—	—	—	—	—
Steven J. Insoft	—	—	—	—	—
Robert O. Stephenson	—	—	—	—	—
Michael D. Ritz	—	—	103,154	—	476,458

(1)
Based on closing price of Omega common stock as of December 31, 2018, Mr. Pickett has deferred 299,230 shares and Mr. Ritz has deferred 13,555 shares.

Employment Agreements
We entered into employment agreements with each of our executive officers that expire December 31, 2020. Omega’s general practice is to amend the employment agreement with its executive officers each year to extend their respective terms by one year. Our Compensation Committee has approved amending the executive officer employment agreements to extend their terms through December 31, 2021. The amendments to effect this extension have not been executed as of the date hereof.
Each employment agreement specifies the executive officer’s title and his current base salary, which may not be decreased during the term of the employment agreement. For a discussion of current base salaries, see 2019 Annual Base Salaries. Each employment agreement provides that the executive officer will be eligible to earn an annual bonus of specified percentages of annual base salary for threshold, target and high performance, respectively. For a discussion of actual bonus arrangements for 2018 and 2019, see Compensation Discussion and Analysis — Compensation Decisions and Results for 2018 and — Compensation Decisions for 2019.
If during the term of the employment agreement we terminate the executive officer’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to a specified multiple of the sum of his then current annual base salary plus his average annual bonus over the last three completed fiscal years. The multiples are as follows:
Name	Multiple
C Taylor Pickett	3 times
Daniel J. Booth	2 times
Steven J. Insoft	1.75 times
Robert O. Stephenson	1.5 times
Michael D. Ritz	1 times
The severance amount will be paid in installments over a severance period that is a specified number of months that is 12 times the specified multiple above following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the executive officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as a material breach of the employment agreement or our relocation of the executive officer’s employment to more than 50 miles away (20 miles away in the case of Mr. Insoft) without his consent.

The executive officer is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
The executive officer is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide managerial services or management consulting services to a “competing business” within the states and countries in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter, the executive officer agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if the executive officer remains employed by us through the date the term of the employment agreement expires, the noncompetition and non-solicitation provisions also expire on that date.
Potential Payments Upon Termination or Change in Control
The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2018. For equity awards, the amounts in the table below reflect the fair market value of the stock that would be issuable as a result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $35.15 per share closing price of Omega common stock at December 31, 2018.
The occurrence of a change of control does not increase severance benefits or bonus payments that would otherwise be payable. However, for RSUs, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within 60 days before, a change in control. In addition, for PRSUs and Profits Interest Units, vesting is accelerated upon a change in control but only as to those PRSUs and Profits Interest Units actually earned based on performance through the date of the change in control. For a description of the vesting of RSUs, PRSUs and Profits Interest Units, see Compensation Discussion and Analysis — Components of Omega Executive Compensation Program — Long-Term Equity Incentive Awards.
The term “Qualifying Termination” refers to death, disability, termination without “cause”, or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion under the heading Employment Agreements.

Potential Payments: Triggering Event as of December 31, 2018
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
C. Taylor Pickett:
Severance	5,466,900	—	—	—	5,466,900
Bonus	—	1,104,000	—	—	—
Accelerated Vesting of Equity Awards:
2016-2018 PRSUs(1)	3,393,684	3,393,684	3,393,684	3,393,684	3,393,684
2016-2018 Profits Interest Units(1)	3,243,708	3,243,708	3,243,708	3,243,708	3,243,708
2017 RSUs(2)	917,555	917,555	917,555	—	1,376,333
2017-2019 PRSUs(3)	2,513,957	2,513,957	2,513,957	3,370,936	3,370,936
2017-2019 Profits Interest Units(3)	3,540,481	3,540,481	3,540,481	5,310,722	5,310,722
2018 RSUs(2)	531,117	531,117	531,117	—	1,593,350
2018-2020 PRSUs(3)	1,301,374	1,301,374	1,301,374	3,904,123	3,904,123
2018-2020 Profits Interest Units(3)	2,938,186	2,938,186	2,938,186	8,814,557	8,814,557
Total Value:	23,846,962	19,484,062	18,380,062	28,437,730	36,874,313
Daniel J. Booth:
Severance	1,717,787	—	—	—	1,717,787
Bonus	—	380,000	—	—	—
Accelerated Vesting of Equity Awards:
2016-2018 PRSUs(1)	1,809,928	1,809,928	1,809,928	1,809,928	1,809,928
2016-2018 Profits Interest Units(1)	1,730,028	1,730,028	1,730,028	1,730,028	1,730,028
2017 RSUs(2)	489,358	489,358	489,358	—	734,037
2017-2019 PRSUs(3)	1,340,784	1,340,784	1,340,784	2,011,176	2,011,176
2017-2019 Profits Interest Units(3)	1,888,283	1,888,283	1,888,283	2,832,425	2,832,425
2018 RSUs(2)	283,344	283,344	283,344	—	850,032
2018-2020 PRSUs(3)	694,265	694,265	694,265	2,082,796	2,082,796
2018-2020 Profits Interest Units(3)	1,567,511	1,567,511	1,567,511	4,702,533	4,702,533
Total Value:	11,521,288	10,183,501	9,803,501	15,168,886	18,470,742
Steven J. Insoft
Severance	1,465,567	—	—	—	1,465,567
Bonus	—	361,000	—	—	—
Accelerated Vesting of Equity Awards:
2016-2018 PRSUs(1)	1,696,799	1,696,799	1,696,799	1,696,799	1,696,799
2016-2018 Profits Interest Units(1)	1,621,875	1,621,875	1,621,875	1,621,875	1,621,875
2017 RSUs(2)	458,778	458,778	458,778	—	688,167
2017-2019 PRSUs(3)	1,256,979	1,256,979	1,256,979	1,885,468	1,885,468
2017-2019 Profits Interest Units(3)	1,770,281	1,770,281	1,770,281	2,655,421	2,655,421
2018 RSUs(2)	265,640	265,640	265,640	—	796,921
2018-2020 PRSUs(3)	650,920	650,920	650,920	1,952,760	1,952,760
2018-2020 Profits Interest Units(3)	1,469,606	1,469,606	1,469,606	4,408,817	4,408,817
Total Value:	10,656,445	9,551,878	9,190,878	14,221,140	17,171,795

	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
Robert O. Stephenson:
Severance	1,236,060	—	—	—	1,236,060
Bonus	—	366,000	—	—	—
Accelerated Vesting of Equity Awards:
2016-2018 PRSUs(1)	1,583,714	1,583,714	1,583,714	1,583,714	1,583,714
2016-2018 Profits Interest Units(1)	1,513,764	1,513,764	1,513,764	1,513,764	1,513,764
2017 RSUs(2)	428,197	428,197	428,197	—	642,296
2017-2019 PRSUs(3)	1,173,173	1,173,173	1,173,173	1,759,759	1,759,759
2017-2019 Profits Interest Units(3)	1,652,251	1,652,251	1,652,251	2,478,377	2,478,377
2018 RSUs(2)	247,948	247,948	247,948	—	743,844
2018-2020 PRSUs(3)	607,537	607,537	607,537	1,822,612	1,822,612
2018-2020 Profits Interest Units(3)	1,371,663	1,371,663	1,371,663	4,114,989	4,114,989
Total Value:	9,814,307	8,944,247	8,578,247	13,273,215	15,895,415
Michael D. Ritz:
Severance	544,753	—	—	—	544,753
Bonus	—	249,000	—	—	—
Accelerated Vesting of Equity Awards:
2016-2018 PRSUs(1)	565,643	565,643	565,643	565,643	565,643
2016-2018 Profits Interest Units(1)	540,639	540,639	540,639	540,639	540,639
2017 RSUs(2)	152,926	152,926	152,926	—	229,389
2017-2019 PRSUs(3)	418,975	418,975	418,975	628,462	628,462
2017-2019 Profits Interest Units(3)	590,147	590,147	590,147	885,220	885,220
2018 RSUs(2)	88,496	88,496	88,496	—	265,488
2018-2020 PRSUs(3)	216,839	216,839	216,839	650,517	650,517
2018-2020 Profits Interest Units(3)	489,564	489,564	489,564	1,468,693	1,468,693
Total Value:	3,607,982	3,312,229	3,063,229	4,739,174	5,778,804

(1)
If a Qualifying Termination occurred at December 31, 2018 and a change in control had not previously occurred, PRSUs and Profits Interest Units that were actually earned based on performance determined as of the end of the full performance period would vest.

(2)
If a Qualifying Termination occurred at December 31, 2018 and that was more than 60 days before a change in control, two-thirds of the annual RSU award granted in 2017 would vest and one-third of the annual RSU award granted in 2018 would vest. If the Qualifying Termination occurred at December 31, 2018 and a change in control had previously occurred or a change in control occurred within 60 days after the Qualifying Termination, the executive would be entitled to full vesting.

(3)
In the event of a Qualifying Termination that occurs during the performance period and is not in connection with a change in control, PRSUs and Profits Interest Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination. Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination that is not in connection with a change in control, for purposes of this table it is assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. If a change in control occurs during the performance period, the performance period ends on the date of the change in control. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the annual PRSUs and Profits Interest Units granted as of January 2017 and January 2018 would vest based on actual performance through the date of the change in control as follows.

Chief Executive Officer Pay Ratio Disclosure
We are required by SEC rules to disclose the ratio of the total 2018 compensation of its CEO, C. Taylor Pickett, to the total compensation for 2018 of our median employee. We selected our median employee based on our December 31, 2018 employee base. We identified our median employee based on compensation reported on Form W-2 for our 2018 employees other than the CEO. We annualized the compensation reported on Form W-2 for three employees who joined the Company during the year. Mr. Pickett’s total compensation for 2018 as reported in the Summary Compensation table above was $6,582,323 and the median employee’s total compensation for 2018 calculated on the same basis was $194,444. The ratio of Mr. Pickett’s total compensation to the total compensation of the median employee for 2018 is 33.9 to 1.
Compensation of Directors
Our compensation for non-employee directors consists of the following components:
•
annual cash retainer of  $50,000 payable in quarterly installments of  $12,500 on or about August 15, November 15, February 15 and May 15; provided, however, that each Director may elect each year to receive the retainer in common stock to be included in the annual stock grant described below;

•
annual grant as of the date of the annual meeting of a number of shares of restricted common stock (or at the director’s option commencing in 2019, Profits Interest Units) determined by dividing $150,000 by the fair market value per share of common stock on the date of grant, vesting based on the director’s continuing service until the date of the next succeeding annual meeting of stockholders (subject to 100% acceleration upon death, disability, change of control or any other event that in the discretion of the Committee is deemed to be an appropriate basis for acceleration);

•
Board Chair: $120,000 annual payment, of which 50% will be added to, and treated as part of, the annual stock grant;

•
Additional annual cash payments for committee service:

Committee	Chair	Member
Audit Committee	$20,000	$7,500
Compensation Committee	$16,500	$7,500
Nominating and Corporate Governance Committee	$15,000	$4,500
Investment Committee	$15,000	$4,500
•
$1,500 per meeting for attendance at each meeting of the Board of Directors or committee of the Board of Directors in excess of the following number of meetings during the year of a director’s term:

Board/Committee	Number of Meetings
Board of Directors	8
Audit Committee	5
Compensation Committee	5
Nominating and Corporate Governance Committee	3
Investment Committee	3
In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

The table below sets forth the compensation paid to our non-employee directors for 2018:
2018 Non-Employee Director Compensation
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
Kapila K. Anand	56,000	150,009	—	206,009
Craig M. Bernfield(3)	72,340	150,009	—	72,340
Norman R. Bobins	6,000	200,012	—	206,012
Craig R. Callen	155,750	210,000	—	365,750
Barbara B. Hill	28,000	200,012	—	228,012
Edward Lowenthal	114,000	150,009	—	264,009
Ben W. Perks	79,000	150,009	—	229,009
Stephen D. Plavin	81,500	150,009	—	231,509
Burke W. Whitman(4)	5,000	90,018	—	95,018

(1)
Ms. Hill and Mr. Bobins elected to receive their $50,000 annual retainer included in their annual stock grant on the date of the 2018 Annual Meeting. For directors electing to receive their annual retainer in cash, “Fees earned or paid in cash includes the quarterly installments earned or paid in 2018.”

(2)
Represents the fair value dollar amount on the grant date of the stock grants set forth in the table below.

(3)
Mr. Bernfield resigned from the Board of Directors effective October 23, 2018, and his 2018 stock awards were forfeited upon his resignation.

(4)
Mr. Whitman was appointed to the Board of Directors on October 31, 2018.

Name	Grant Date	Shares Awarded(1)	Grant Date Fair Value ($)
Kapila K. Anand	6/8/2018	4,941	150,009
Craig M. Bernfield (forfeited upon resignation)	6/8/2018	4,941	150,009
Norman R. Bobins	6/8/2018	6,588	200,012
Craig R. Callen	6/8/2018	6,917(2)	210,000
Barbara B. Hill	6/8/2018	6,588	200,012
Edward Lowenthal	6/8/2018	4,941(2)	150,009
Ben W. Perks	6/8/2018	4,941	150,009
Stephen D. Plavin	6/8/2018	4,941	150,009
Burke W. Whitman	10/31/2018	2,700	90,018

(1)
The total number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2018 was: Mr. Callen: 7,917; Ms. Hill and Mr. Bobins: 7,588 each; Messrs. Lowenthal, Plavin, and Perks: 5,941 each, Ms. Anand: 4,941; and Mr. Whitman: 2,700.

(2)
All of the shares awarded to Mr. Callen and Mr. Lowenthal in 2018 were deferred pursuant to the Deferred Stock Plan described under  Nonqualified Deferred Compensation.

Compensation Committee Interlocks and Insider Participation
Barbara B. Hill, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee during the year ended December 31, 2018. None of the members of the Compensation Committee was an officer or employee of the Company during 2018 or any time prior thereto, and none of the members had any relationship with Omega during 2018 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
STOCKHOLDER PROPOSALS
December 25, 2019 is the date by which proposals of stockholders intended to be presented at the 2020 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 of the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
If a stockholder wishes to present a proposal at our annual meeting (outside of Rule 14a-8) or to nominate one or more directors, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with our Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on June 9, 2017 (our “Bylaws”). In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2020 Annual Meeting of Stockholders, such notice must be received not later than March 9, 2020 nor earlier than February 8, 2020. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will not be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2020 Annual Meeting.
Our Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the text of the proposal or business and the reasons therefor, and other specified matters.
EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2018, except as follows. Due to an administrative oversight, the Form 4 filings to report the following transactions were not filed on a timely basis: (i) the restricted stock units granted as of January 1, 2018 to each of Messrs. Pickett, Booth, Insoft, Ritz and Stephenson, (ii) the deferred stock units granted as of January 2, 2018 to Mr. Callen, (iii) the disposition of common stock by Mr. Pickett as of March 29, 2018, and (iv) the acquisition of common stock by Mr. Whitman as of October 31, 2018.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials, with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials to the stockholders at that address. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household proxy materials by delivering a single set to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that they or we will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a multiple copies of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.
OTHER MATTERS
The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.
C. Taylor Pickett
Chief Executive Officer
April 24, 2019
Hunt Valley, Maryland

Annex A
OMEGA HEALTHCARE INVESTORS, INC.
EMPLOYEE STOCK PURCHASE PLAN
1.   Purpose. This Omega Healthcare Investors, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is not qualified as an “employee stock purchase plan” under Section 423 of the Code.
2.   Definitions.
“Board” means the Board of Directors of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the committee appointed by the Board to administer the Plan.
“Common Stock” means the common stock of the Company.
“Company” means Omega Healthcare Investors, Inc., a Maryland corporation.
“Compensation” means wages within the meaning of Code Section 3401(a) paid to an Eligible Employee by the Company or a Participating Subsidiary, plus amounts that would be included in such wages but for an election under Code Section 125(a), 132(f)(4), or 402(e)(3). Notwithstanding the foregoing, the Committee may establish a different uniform definition of Compensation to apply to any future Offering Period which has not yet commenced.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Code Section 424(a).
“Effective Date” means January 1, 2020, subject to shareholder approval of the Plan in accordance with Section 20.9 hereof.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer and for whom the Company or a Participating Employer is required to furnish a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulations Section 1.421-1(h)(2). Notwithstanding the foregoing, if the period of leave exceeds three (3) months and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulations Section 1.421-1(h)(2).
“Eligible Employee” means an Employee who is employed by the Company or a Participating Subsidiary, other than an Employee who (a) is designated by the Company as an executive officer of the Company, unless otherwise determined by the Compensation Committee of the Board (b) has been employed less than six (6) months, (c) is customarily employed twenty (20) hours or less per week, or (d) is customarily employed for five (5) months or less in any calendar year. Notwithstanding the foregoing, the Committee may require that the Plan or an Offering will exclude, on a uniform basis, Employees who have completed a different period of service than in clause (b) or whose customary employment is for a different number of hours per week than in clause (c) or a different number of months in a calendar year than in clause (d).
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Account” means a notional account into which accumulated payroll deductions are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the most recent prior closing price per share of Common Stock on the New York Stock Exchange. However, if Common Stock ceases to be listed on the New York Stock Exchange, Fair Market Value shall be determined in any reasonable manner determined by the Committee.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering” means the offering of Common Stock under the Plan for a given Offering Period.
“Offering Period” means a calendar quarter; provided, that the Committee may change the duration of any future Offering Period that has not yet commenced (subject to a maximum Offering Period of twenty-seven (27) months) and the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Subsidiaries” means the Subsidiaries that have been designated by the Board as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.
“Plan” means this Omega Healthcare Investors, Inc. Employee Stock Purchase Plan, as set forth herein, and as it may be amended from time to time.
“Purchase Date” means the last day of each Offering Period.
“Purchase Price” means an amount equal to eighty-five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the Offering Date or (b) on the Purchase Date; provided, however that the Committee may designate that less of a discount will apply for a given future Offering Period that has not yet commenced.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any company or other business entity as to which not less than 50% of the combined voting power is held directly or indirectly by the Company.
3.   Administration. The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may delegate to others certain functions or services to be performed in connection with the administration of the ESPP. The decisions of the Committee shall be final and binding on all persons.
4.   Eligibility. Each individual who is an Eligible Employee as of the first day of the Offering Period shall be eligible to participate in the Offering for such Offering Period, subject to Section 12.
5.   Offering Periods. The Plan shall be implemented by a series of Offering Periods, with the first Offering Period beginning as of the Effective Date, and with each new Offering Period commencing on the next day after the last day of the immediately prior Offering Period.
6.   Participation.
6.1   Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures and timing established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 20% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins), subject to the limitation described in Section 7. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date, unless otherwise determined by the Committee on a uniform basis for a future Offering Period that has not yet commenced. The Company shall maintain records of all payroll deductions but shall not pay interest on payroll deductions or be required to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
6.2   Election Changes. Unless otherwise determined by the Plan Administrator for a future Offering Period that has not yet commenced, during an Offering Period, a Participant may decrease (but not increase) his or her rate of payroll deductions applicable to such Offering Period by submitting a new Enrollment Form authorizing the new rate of payroll deductions in accordance with procedures and timing established by the Committee. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions before the start of the next Offering Period in accordance with the enrollment procedures and timing established by the Committee.
6.3   Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 11, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.   Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant be granted an option that would permit the Participant to purchase Common Stock with a Fair Market Value (determined at the time the option is granted) that exceeds $25,000 for each calendar year in which such option is outstanding at any time. The maximum number of shares of Common Stock that can be purchased by a Participant during an Offering Period is calculated by dividing $25,000 by the Fair Market Value on the first day of the Offering Period. For Participants participating in more than one Offering in a calendar year, the maximum number of shares of Common Stock for each Offering Period after the first Offering Period in which the Participant participates is calculated by (a) subtracting from $25,000 the aggregate Fair Market Value on the first day of each preceding applicable prior Offering Period of all shares of Common Stock purchased in each such preceding Offering Period during that calendar year and (b) dividing the result by the Fair Market Value on the first day of the Offering Period.
8.   Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions in the Participant’s ESPP Account will be used to purchase the maximum number of whole shares that can be purchased with such amount. No fractional shares may be purchased but any unused payroll deductions attributable to a fractional share will be held in the Participant’s ESPP Account to be applied to purchase whole shares of Common Stock on the Purchase Date of the next Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 11 or termination of employment or cessation of eligibility in accordance with Section 12. Any other unused payroll deductions that remain, if any, will be refunded to the Participant as soon as practicable.
9.   Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery (which may be by way of book entry transfer recorded with the Company’s stock transfer agent) to each Participant of the shares of Common Stock purchased upon exercise of his or her option. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.
10.   Holding Period of Common Stock. Unless otherwise determined by the Committee on a uniform basis, each Participant shall be required to hold the shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan for at least one year after the Purchase Date, subject to earlier disposition upon death of the Participant.

11.   Withdrawal.
11.1   Withdrawal Procedure. Unless otherwise determined by the Committee as to a future Offering Period that has not yet commenced, a participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw before the Purchase Date, in accordance with the procedures and timing established by the Committee. The accumulated payroll deductions held on behalf of a Participant in his or her ESPP Account that have not previously been used to purchase shares of Common Stock shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
11.2   Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
12.   Termination of Employment; Change in Employment Status. Unless otherwise determined by the Committee on a uniform basis as to a future Offering Period that has not yet commenced, upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s ESPP Account that have not previously been used to purchase shares of Common Stock shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 18, and the Participant’s option shall be automatically terminated.
13.   Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
14.   Shares Reserved for Plan.
14.1   Number of Shares. A total of 500,000 shares of Common Stock have been reserved for issuance under the Plan, subject to adjustment as provided in Section 19. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. Shares of Common Stock that are deducted from issuance to satisfy tax withholding shall not reduce the share reserve.
14.2   Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
15.   Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect. During a participant’s lifetime, the Participant’s right to purchase shares is exercisable only by the Participant.
16.   Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

17.   Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s ESPP Account.
18.   Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any cash in the Participant’s ESPP Account in the event of such Participant’s death.
19.   Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
19.1   Adjustments. In the event that any stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board will, in such manner as it deems equitable, make proportionate adjustments to the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 14.
19.2   Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.3   Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 11.
20.   General Provisions.
20.1   No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
20.2   Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant (which may be by way of book entry transfer recorded with the Company’s stock transfer agent). A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.
20.3   Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
20.4   Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
20.5   Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
20.6   Foreign Laws. The Committee may, to the extent necessary or advisable to comply with provisions of laws of countries other than the U.S. or jurisdictions outside the U.S. in which the Company or the Participating Subsidiaries operate or have Employees and without amendment of the Plan, (a) provide for the participation in the Plan by Eligible Employees who are subject to the laws of such countries or jurisdictions on terms and conditions different from those specified in the Plan, and (b) adopt sub-plans; provided, however, the ESPP Committee may not take any action that would constitute a material revision of the Plan under NYSE rules, and any such material revision can be implemented only by Plan amendment pursuant to Section 20.7.
20.7   Amendment or Termination. The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason, subject to approval of the Company’s stockholders if required to comply with rules of the New York Stock Exchange or required by applicable law. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms. If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants, without interest, as soon as administratively practicable.
20.8   Applicable Law. The laws of the State of Maryland shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
20.9   Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of the date the Plan is adopted by the Board and shall be null and void if shareholder approval is not obtained by that date.
20.10   Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company or the Participating Subsidiary for the payment of any tax withholding or similar tax obligations that arise in connection with the Plan. Unless otherwise determined by the ESPP Committee, the Company shall satisfy tax withholding by reducing the number of shares of Common Stock issued to the Participant by a number of whole shares of Common Stock with a Fair Market Value closest to (but not more than) the amount of tax withholding and satisfying any remaining tax withholding attributable to the fact that fractional shares will not be withheld by deduction from other Compensation of the Participant.
20.11   Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
20.12   Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
[EXECUTION SIGNATURE APPEARS ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of April   , 2019.
OMEGA HEALTHCARE INVESTORS, INC.
By:

Title:

Our Commitment to the Environment
Omega Healthcare Investors, Inc. (“Omega”) believes in working to keep our environment cleaner and healthier. Each and every day, we take steps to preserve the natural beauty of the surroundings that we are privileged to enjoy. In an effort to further reduce our carbon footprint, we are asking our investors to enroll in voluntary electronic delivery of our shareholder communications. In addition, we are also asking you to vote your shares on line. This not only reduces the costs associated with printing and mailing, it also supports our corporate sustainability initiatives. Please see the instructions below.
VOTE BY INTERNET —  www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Omega’s initiative in reducing its carbon footprint by promoting electronic delivery of shareholder materials has had a positive effect on the environment. Based upon 2017 statistics, voluntary receipt of e-delivery resulted in the following environmental savings:
Using approximately 124 fewer tons of wood, or 800 fewer trees
Using approximately 1,085 million fewer BTUs, or the equivalent of the amount of energy used by 12 homes for one calendar year
Using approximately 186,740 fewer pounds of greenhouse gases, including carbon dioxide, or the equivalent of 17 automobiles running for one calendar year
Saving approximately 761,912 gallons of water, or the equivalent of approximately 30 swimming pools
Saving approximately 64,071 pounds of solid waste
Reducing hazardous air pollutants by approximately 93 pounds
Environmental impact estimates calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

2019 ANNUAL MEETING OF STOCKHOLDERS
Friday, June 7, 2019	Omega Healthcare Investors 303 International Circle, Suite 200 Hunt Valley, MD 21030
10:00 AM EDT

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 0 00 00000415225_1 R1.0.1.18For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01 Kapila K. Anand 02 Norman R. Bobins 03 Craig R. Callen 04 Barbara B. Hill 05 Edward Lowenthal06 C. Taylor Pickett 07 Stephen D. Plavin 08 Burke W. WhitmanOMEGA HEALTHCARE INVESTORS, INC.303 INTERNATIONAL CIRCLE, SUITE 200HUNT VALLEY, MD 21030VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 06/06/2019. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 06/06/2019. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain2. Ratification of Independent Auditors Ernst & Young LLP.3. Approval, on an Advisory Basis, of Executive Compensation.4. Approval of Employee Stock Purchase Plan.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.Yes NoPlease indicate if you plan to attend this meeting

0000415225_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .OMEGA HEALTHCARE INVESTORS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OFDIRECTORSThe undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies,each with the power to appoint his substitute to represent and to vote as designated below, all the shares ofcommon stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 15,2019 at the Annual Meeting of Stockholders to be held on June 7, 2019 at 10:00 am EDT or any adjournmentthereof.This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If nospecification is made, this Proxy will be voted (i) FOR the election of the director nominees, (ii) FOR theratification of the selection of Ernst & Young LLP as our independent auditor, (iii) FOR the approval, on anadvisory basis, of Omega's executive compensation and (iv) FOR the approval of the Employee Stock PurchasePlan.In their discretion, the proxies are authorized to vote upon such other business as may properly come before theAnnual Meeting and at any adjournment thereof.Continued and to be signed on reverse side